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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CENTRAL PACIFIC FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

APRIL 25, 2014 ANNUAL MEETING
YOUR VOTE IS IMPORTANT

March     , 2014

Dear Fellow Shareholder:

        On behalf of your Board of Directors, we cordially invite you to attend the 2014 Annual Meeting of Shareholders of Central Pacific Financial Corp. The Annual Meeting will be held on April 25, 2014, at 11:00 a.m., Hawaii time, at Harbor Square, 4th Floor, Waikiki Room, 700 Richards Street, Honolulu, Hawaii 96813. Your Board and management look forward to greeting those shareholders able to attend the meeting.

        The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Then, we ask that you sign, date and mail promptly the enclosed Proxy Card in the enclosed postage-paid envelope, or use telephone or internet voting, to ensure that your shares are represented and voted at the meeting. Shareholders who attend the meeting may withdraw their proxy and vote in person if they wish to do so. Your vote is important, so please act at your earliest convenience.

        We appreciate your continued interest in Central Pacific Financial Corp.

Sincerely,

John C. Dean
 President and Chief Executive Officer

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2014

TO THE SHAREHOLDERS OF CENTRAL PACIFIC FINANCIAL CORP.:

        NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of Central Pacific Financial Corp. (the "Company") will be held at Harbor Square, 4th Floor, Waikiki Room, 700 Richards Street, Honolulu, Hawaii 96813, on April 25, 2014, at 11:00 a.m., Hawaii time, for the purpose of considering and voting upon the following matters:

  (1)
  Election of Directors. To elect up to nine (9) persons to the Board of Directors for a term of one (1) year and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

  (2)
  Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

  (3)
  Executive Compensation. To consider an advisory (non-binding) proposal to approve the compensation of the Company's executive officers.

  (4)
  Extension of Tax Benefits Preservation Plan. To ratify a two-year extension (until February 18, 2016) of the Company's Tax Benefits Preservation Plan (non-binding), to continue to protect against a possible limitation on the Company's ability to use certain tax assets (such as net operating loss carryforwards) to offset future income.

  (5)
  Amendment of Articles of Incorporation. To approve a two-year extension (until May 2, 2016) of a protective amendment to the Company's Restated Articles of Incorporation to restrict certain transfers of stock in order to continue to preserve the tax treatment of the Company's net operating losses and certain unrealized tax losses.

  (6)
  Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.

        Only those shareholders of record at the close of business on February 24, 2014 shall be entitled to notice of and to vote at the Meeting.

        YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY ALSO DELIVER YOUR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By Order of the Board of Directors,
GLENN K.C. CHING Senior Vice President and Corporate Secretary

Dated: March 14, 2014

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 25, 2014

 INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Central Pacific Financial Corp. (the "Company") for use at the 2014 Annual Meeting of Shareholders (the "Meeting") of the Company to be held at Harbor Square, 4th Floor, Waikiki Room, 700 Richards Street, Honolulu, Hawaii 96813, on April 25, 2014, 11:00 a.m., Hawaii time, and at any and all adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying Notice and form of proxy are first being mailed to shareholders is on or about March 14, 2014.

Matters to be Considered

        The matters to be considered and voted upon at the Meeting will be:

  (1)
  Election of Directors. To elect up to nine (9) persons to the Board of Directors for a term of one (1) year and to serve until their successors are elected and qualified, as more fully described in this Proxy Statement.

  (2)
  Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

  (3)
  Executive Compensation. To consider an advisory (non-binding) proposal to approve the compensation of the Company's executive officers.

  (4)
  Extension of Tax Benefits Preservation Plan. To ratify a two-year extension (until February 18, 2016) of the Company's Tax Benefits Preservation Plan (non-binding), to continue to protect against a possible limitation on the Company's ability to use certain tax assets (such as net operating loss carryforwards) to offset future income.

  (5)
  Amendment of Articles of Incorporation. To approve a two-year extension (until May 2, 2016) of a protective amendment to the Company's Restated Articles of Incorporation to restrict certain transfers of stock in order to continue to preserve the tax treatment of the Company's net operating losses and certain unrealized tax losses.

  (6)
  Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.

Record Date, Outstanding Securities and Voting Rights

        The Board fixed the close of business on February 24, 2014 as the record date (the "Record Date") for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. Only holders of record of shares of the Company's Common Stock ("Common Stock") at the close of business on the Record Date will be entitled to vote at the Meeting and at any

adjournment or postponement of the Meeting. There were            shares of the Company's Common Stock, no par value, issued and outstanding on the Record Date, held by approximately             holders of record. There are no other classes of shares of the Company's capital stock outstanding.

        Each holder of Common Stock will be entitled to one (1) vote, in person or by proxy, for each share of Common Stock standing in the holder's name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.

Quorum

        The required quorum for the transaction of business at the Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Meeting, either present in person or represented by proxy. Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum.

Broker Authority to Vote

        Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), a member broker who holds shares in street name for customers has the authority to vote on certain "routine" items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers that do not receive instructions from their customers to vote on number 2 or 5 as discussed above in their discretion. NYSE member brokers will not be permitted to vote on item numbers 1, 3 or 4 unless they receive instructions from their customers.

Vote Required to Approve the Proposals

        The following chart sets forth the required vote to approve each matter to be considered and voted upon at the Meeting, and the effect of "Withhold" votes, abstentions, and broker non-votes.

Item/Proposal	Required Vote	Effect of "Withhold" Votes, Abstentions, Broker Non-Votes
Item 1—Election of Directors	Affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote.	"Withhold" votes will have the effect of a vote AGAINST the election of directors. Broker non-votes will have no effect on the voting for the election of directors.
Item 2—Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2014.	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Item 3—Proposal Relating to an Advisory (Non-Binding) Vote on Executive Compensation	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Item 4—Ratification of Two-Year Extension of Tax Benefits Preservation Plan (Non-Binding)	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Item 5—Approval of Two-Year Extension of Amendment to Restated Articles of Incorporation to preserve tax losses	Affirmative vote of a majority of the outstanding shares of Common Stock on the record date.	Abstentions and broker non-votes will have the effect of a vote AGAINST this amendment.

        Additional information regarding each of these items (also referred to as proposals) is provided in the section titled DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS (for Items/Proposals 1 through 5 above).

        The following is the Board's recommendation with respect to each of the items to be considered and voted upon at the Meeting:

    Item 1—The Board recommends a vote "FOR" the election of all nominees as directors.

    Item 2—The Board recommends a vote "FOR" ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

    Item 3—The Board recommends a vote "FOR" the compensation of the Company's executive officers.

    Item 4—The Board recommends a vote "FOR" the ratification of a two-year extension of the Tax Benefits Preservation Plan.

    Item 5—The Board recommends a vote "FOR" the approval of a two-year extension of the protective amendment to the Restated Articles of Incorporation to preserve tax losses.

        It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting. If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board.

Voting

        Voting by Mail.    Shareholders can ensure that their shares are voted at the Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope.

        Voting by Telephone or the Internet.    Voting by telephone or the Internet is fast and convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears on the proxy card. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by the voting deadline set forth on the proxy card.

        If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if telephone or Internet voting is available. If your bank or broker does make telephone or Internet voting available, please follow the instructions provided on the voting form supplied by your bank or broker.

        If you vote by telephone or the Internet, you should not return your proxy card.

Revocability of Proxies

        Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Meeting and voting in person at the Meeting. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If your shares are held in street name, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies.

Solicitation of Proxies

        This solicitation of proxies is made on behalf of the Board and the Company will bear the costs of the preparation of proxy materials and the solicitation of proxies for the Meeting. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the "Bank"), may solicit proxies personally, by telephone, electronically or by other means of communication. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to beneficial owners. The Company has retained D.F. King & Co., Inc. to assist it in connection with the solicitation of proxies for a fee of approximately $12,500, plus reimbursement of expenses.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 25, 2014.

        The Company's Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available free of charge at https://www.centralpacificbank.com/2014proxy.

        In addition, the Company will provide without charge, upon the written request of any shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (the "SEC") for the fiscal year ended December 31, 2013. Requests should be directed to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811.

        The Company will also deliver promptly upon written or oral request a separate copy of the Company's Annual Report on Form 10-K and the Company's Proxy Statement, to any shareholder who shares an address with other shareholders and where only one (1) set of materials were sent to that address to be shared by all shareholders at that address.

Principal Shareholders

        Based on filings made under Section 13(d) and Section 13(g) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of February 24, 2014, the following were the only persons known to management of the Company to beneficially own more than five percent (5%) of the Company's outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
ACMO-CPF, L.L.C. c/o Anchorage Advisors, L.L.C. 610 Broadway, 6th Floor New York, New York 10012	9,463,095	22.5%
Carlyle Financial Services Harbor, L.P. c/o The Carlyle Group 520 Madison Avenue New York, New York 10022	9,463,095	22.5%

Security Ownership of Directors, Nominees and Executive Officers

        The following table sets forth certain information regarding beneficial ownership of Common Stock by each of the current directors, nominees, and the Named Executive Officers (as defined under "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS—COMPENSATION DISCUSSION AND ANALYSIS"), as well as all directors and executive officers as a group, as of the close of business on February 24, 2014. Unless otherwise noted, the address of each person is c/o Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Directors and Nominees
Alvaro J. Aguirre	—		—
James F. Burr	—		—
Christine H. H. Camp	110,929	(3)	*
John C. Dean	205,823	(4)	*
Earl E. Fry	52,432	(5)	*
Paul J. Kosasa	114,108	(6)	*
Duane K. Kurisu	13,812	(7)	*
Colbert M. Matsumoto	529,583	(8)	1.3%
Crystal K. Rose	36,220	(9)	*
Named Executive Officers
David W. Hudson	29,049	(10)	*
Denis K. Isono	50,264	(11)	*
Lance A. Mizumoto	31,746	(12)	*
A. Catherine Ngo	63,738	(13)	*
Raymond W. Wilson	23,912	(14)	*
All Directors and Executive Officers as a Group (14 persons)	1,261,616		3.0%

(*)
Less than one percent (1%).

(1)
Except as otherwise noted below, each person has sole voting and investment powers with respect to the shares listed. The numbers shown include the shares actually owned as of February 24, 2014 and, in accordance with Rule 13d-3 under the Exchange Act, any shares of Common Stock that the person has the right or will have the right to acquire within sixty (60) days of February 24, 2014. For restricted stock awards which have not vested, individuals have voting power with respect to such shares but no investment power.

(2)
In computing the percentage of shares beneficially owned by each person or group of persons named above, any shares which the person (or group) has a right to acquire within sixty (60) days after February 24, 2014 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)
6,112 shares of Common Stock are directly held by Ms. Camp with full voting and investment power. 1,037 shares of Common Stock are held in her Simplified Employee Pension Plan Individual Retirement Account. 368 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors' Deferred Compensation Plan. 216 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company's 2004 Stock Compensation Plan. 103,196 shares of Common Stock are held by Ms. Camp as trustee of the Christine Camp Revocable Trust dtd 2/11/2011.

(4)
100,000 shares of Common Stock are held in Mr. Dean's Roth Converted IRA account. 4,627 shares of Common Stock are held of record by Startup Capital Ventures, LP (venture capital firm founded in 2005) of which Mr. Dean is a Managing General Partner and shares voting power with other partners. 3,188 shares of Common Stock are held of record by SCV Management Co, LLC, of which Mr. Dean is a Managing Member. 48,004 shares of Common Stock are held by Mr. Dean and his wife as co-trustees of The Dean Revocable Trust of which they share voting and investment power. 25,406 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company's Stock Compensation Plan. 16,139 shares of Common Stock are Restricted and held directly by Mr. Dean with voting, but no investment power. These Restricted shares will vest on 2/28/14, and Mr. Dean intends to take a portion of such shares net of taxes, and to hold title to such shares in the Dean Revocable Trust of which Mr. Dean and his wife are co-trustees and share voting and investment powers. 8,459 shares of Common Stock will vest on 2/28/14, and Mr. Dean intends to take a portion of such shares net of taxes, and to hold title to such shares in the Dean Revocable Trust of which Mr. Dean and his wife are co-trustees and share voting and investment powers.

(5)
251 shares of Common Stock are directly held by Mr. Fry with full voting and investment power. 50,250 shares of Common Stock are held in the Fry Family Trust dtd 10/5/07 of which Mr. Fry and his wife are co-trustees and they share voting and investment power. 1,715 shares of Common Stock are held for his account and benefit under the Central Pacific Financial Corp. Directors' Deferred Compensation Plan. 216 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company's 2004 Stock Compensation Plan.

(6)
112,969 shares of Common Stock are directly held by Mr. Kosasa with full voting and investment power. 923 shares of Common Stock are held jointly with his wife and they share voting and investment power. 216 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company's 2004 Stock Compensation Plan.

(7)
13,812 shares of Common Stock are directly held by Mr. Kurisu with full voting and investment power.

(8)
1,032 shares of Common Stock are directly held by Mr. Matsumoto with full voting and investment power. 26,280 shares of Common Stock are held for his account and benefit under the Central Pacific Financial Corp. Directors' Deferred Compensation Plan. Mr. Matsumoto shares voting and investment control with respect to 51,193 shares of Common Stock held by Island Insurance Foundation of which he serves as Vice President and Director. 692 shares of Common Stock are held jointly with his wife of which they share voting and investment power. 386 shares of Common Stock which he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Company's 1997 Stock Option Plan, and the Company's 2004 Stock Compensation Plan. 450,000 shares of Common Stock are held of record by Tradewind Capital Group, Inc. of which Mr. Matsumoto is President and a Director. Mr. Matsumoto shares voting and investment control over the shares held by Tradewind Capital Group, but disclaims beneficial ownership of such shares.

(9)
27,175 shares of Common Stock are directly held by Ms. Rose with full voting and investment power. 230 shares of Common Stock are held by her as trustee of her pension plan. 8,535 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors' Deferred Compensation Plan. 64 shares of Common Stock are held jointly with her husband and they share voting and investment power. 216 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company's 2004 Stock Compensation Plan.

(10)
20,107 shares of Common Stock are held in the David W. Hudson and Dana E. Kokubun Family Trust dated 2/3/99 of which Mr. Hudson and his wife are co-trustees and share voting and investment power. 6,071 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company's 2004 Stock Compensation Plan. 2,871 shares of

  Common Stock will vest on 2/28/14, and Mr. Hudson intends to take such shares net of taxes, and to hold title to such shares in the David W. Hudson and Dana E. Kokubun Family Trust dtd 2/3/99 of which Mr. Hudson and his wife are co-trustees and share voting and investment powers.

(11)
29,688 shares of Common Stock are held jointly by Mr. Isono with his wife for which he and his wife share voting and investment powers. 48 shares of Common Stock are held by his sons and wife jointly. 272 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan. 8,298 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company's 2004 Stock Compensation Plan. 1,490 shares of Common Stock are those that he has the right to acquire by the exercise of stock appreciation rights pursuant to the 2004 Stock Compensation Plan. 5,886 shares of Common Stock are held of record by Central Pacific Bank Foundation, of which Mr. Isono is Chairman and President. 4,582 shares of Common Stock will vest on 2/28/14, and Mr. Isono intends to take such shares net of taxes, and to hold title to such shares jointly by Mr. Isono with his wife for which he and his wife share voting and investment powers.

(12)
16,444 shares of Common Stock are directly held by Mr. Mizumoto with full voting and investment power. 10,647 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company's 2004 Stock Compensation Plan. 73 shares of Common Stock are those he has a right to acquire by the exercise of stock appreciation rights. 4,582 shares of Common Stock will vest on 2/28/14, and Mr. Mizumoto intends to take such shares net of taxes, and to hold title to such shares directly by Mr. Mizumoto with full voting and investment powers.

(13)
37,327 shares of Common Stock are held by the Hines & Ngo 2000 Family Trust dated 4/18/2000 of which Ms. Ngo and her husband are co-trustees and in which they share voting and investment powers. 5,886 shares of Common Stock are held of record by Central Pacific Bank Foundation, of which Ms. Ngo is a director and Vice President. 4,627 shares of Common Stock are held of record by Startup Capital Ventures, LP (venture capital firm founded in 2005) of which Ms. Ngo is a Venture Partner. 3,188 shares of Common Stock are held of record by SCV Management Co, LLC, of which Ms. Ngo is a Managing Member. 8,298 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company's 2004 Stock Compensation Plan. 4,412 shares of Common Stock will vest on 2/28/14, and Ms. Ngo intends to hold title to such shares in the Hines & Ngo 2000 Family Trust dtd 4/18/2000 of which Ms. Ngo and her husband are co-trustees and in which they share voting and investment powers.

(14)
3,000 shares of Common Stock are directly held by Mr. Wilson with full voting and investment power. 8,154 shares of Common Stock are held jointly by Mr. Wilson and his wife for which he and his wife share voting and investment powers. 8,346 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company's 2004 Stock Compensation Plan. 4,412 shares of Common Stock will vest on 2/28/14, and Mr. Wilson intends to take such shares net of taxes, and to hold title to such shares jointly by Mr. Wilson and his wife for which he and his wife share voting and investment powers.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's directors, executive officers and the beneficial holders of more than ten percent (10%) of the Common Stock are required to file certain reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company's stock. Based on its review of copies of those reports, the Company is required to disclose known failures to file required forms, or failures to timely file required reports during the previous year. To the best knowledge of the Company, there were no failures to file or timely file such required reports during year 2013 by any person who was at any time during year 2013 a director, officer, beneficial owner of more than 10% of the Common Stock, or any other person subject to Section 16 of the Exchange Act with respect to the Company.

 ELECTION OF DIRECTORS

        The Company currently has nine (9) directors, being Alvaro J. Aguirre, James F. Burr, Christine H. H. Camp, John C. Dean, Earl E. Fry, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto and Crystal K. Rose. The term of all directors expires at the Meeting. Accordingly, there are nine (9) directors to be elected at the Meeting to serve one-year terms expiring at the 2015 Annual Meeting of Shareholders and until their respective successors are elected and have qualified, subject to the earlier of their death, resignation, retirement, disqualification or removal from office.

        The nominees to serve as directors for election at the Meeting are Alvaro J. Aguirre, James F. Burr, Christine H. H. Camp, John C. Dean, Earl E. Fry, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto and Crystal K. Rose, all of whom are currently directors of the Company.

        All nominees have indicated their willingness to serve and unless otherwise instructed, proxies will be voted for all of the nominees. However, in the event that any of them should be unable to serve, the proxy holders named on the enclosed proxy card will vote in their discretion for such persons as the Board may recommend.

        There are no family relationships among directors or executive officers of the Company, and, as of the date hereof, no directorships are held by any director or director nominee with a company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for director Crystal K. Rose, who is a director of Hawaiian Holdings, Inc. (NASDAQ ticker "HA").

        On February 18, 2011, we completed a private placement of our shares with investments from affiliates of each of Carlyle Financial Services Harbor, L.P. ("Carlyle") and Anchorage Advisors, L.L.C. ("Anchorage") (together with Carlyle, the "Lead Investors") pursuant to investment agreements with each of the Lead Investors (the "Investment Agreements"). Pursuant to the terms of the Investment Agreements, and so long as such Lead Investor owns at least ten percent (10%) of our outstanding Shares, we agreed to nominate a designee of such Lead Investor to serve on our Board of Directors and the Board of Directors of the Bank. Currently, Mr. Alvaro J. Aguirre is serving as the director designee of Anchorage and Mr. James F. Burr is serving as the director designee of Carlyle.

The Board recommends a vote "FOR" each of the Board nominees for director.

DIRECTORS' AND EXECUTIVE OFFICERS' INFORMATION

        The following table sets forth certain information with respect to each of the nominees, continuing directors, and executive officers. The term of each director expires at the Meeting.

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company(1)
Nominees
AGUIRRE, Alvaro J.	Chairman of the Board and member of Audit and of Compensation Committees of Cygnus Business Media (2009—present) (business-to-business media); Director and member of Compensation Committee of Advanstar Global LLC (2011 to present) (trade shows); Partner, Earned Capital LLC (2006 - 2009) (investment)	47	2011

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company(1)
BURR, James F.	Managing Director, Global Financial Services Group, The Carlyle Group (2008—present) (investment)	48	2011
CAMP, Christine H. H.	President and Chief Executive Officer, Avalon Group, LLC (2002—present) (real estate consulting); Managing Director, Avalon Development Company LLC (1999—present) (real estate development)	47	2004
DEAN, John C.	President and Chief Executive Officer, Central Pacific Financial Corp. and Central Pacific Bank (4/20/2011—present); Executive Chairman, Central Pacific Financial Corp. and Central Pacific Bank (6/2010 - 4/20/2011); Managing General Partner of Startup Capital Ventures, a venture capital firm founded in 2005 (2005—present) (investment); managing director of Tuputele Ventures Fund (2003—present) (investment)	66	2010
FRY, Earl E.	Chief Financial Officer, Chief Administrative Officer and Executive Vice President of Global Customer Support and Services, Informatica Corporation (2010—present); Executive Vice President, Chief Financial Officer and Secretary, Informatica Corporation (2003 - 2009) (technology)	55	2005
KOSASA, Paul J.	President and Chief Executive Officer, MNS, Ltd., dba ABC Stores (1999—present) (retail)	56	2002
KURISU, Duane K.(2)	Chairman and Chief Executive Officer, aio, LLC, dba aio Group (2002—present) (publishing/investing)	60	2004
MATSUMOTO, Colbert M.	Chairman and Chief Executive Officer, Island Insurance Company, Ltd. (1999—present) (insurance); President, Tradewind Capital Group, Inc. (2006—present) (investment and asset management); Chairman and President, Island Holdings, Inc. (2010—present) (corporate holding company)	61	2004
ROSE, Crystal K., J.D.	Partner, Bays Lung Rose & Holma (1989—present) (law); Chairman of the Board of the Company and the Central Pacific Bank (4/20/2011—present)	56	2005

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company(1)
Executive Officers(3)
HUDSON, David W.	Executive Vice President, Central Pacific Financial Corp. and Central Pacific Bank (3/11/2011—present); Senior Vice President, Community Banking Division Manager, Central Pacific Bank (5/2009 - 3/10/2011); Senior Vice President, Retail Banking Division Manager, American Savings Bank (3/2003—4/2009) (banking)	55	2011
ISONO, Denis K.	Executive Vice President and Chief Financial Officer, Central Pacific Financial Corp. and Central Pacific Bank (10/1/2011—present); Executive Vice President and Chief Operations Officer, Central Pacific Financial Corp. and Central Pacific Bank (10/13/2009 - 9/30/2011); Executive Vice President, Operations and Services, Central Pacific Financial Corp. and Central Pacific Bank (9/2004 - 10/12/2009)	62	2002
MIZUMOTO, Lance A.	Executive Vice President, Chief Banking Officer, Central Pacific Financial Corp. and Central Pacific Bank (4/2/2012—present) ; Executive Vice President, Commercial Markets Group Manager, Central Pacific Financial Corp. and Central Pacific Bank (3/11/2011 - 4/1/2012); Executive Vice President, Commercial Markets Group Manager, Central Pacific Bank (10/1/2009 - 3/10/2011); Executive Vice President, Special Assets Advisor, Central Pacific Bank (5/4/2009 - 9/30/2009); Executive Vice President, Commercial Banking Division Manager, Central Pacific Bank (7/1/2008 - 5/3/2009)	55	2011
NGO, A. Catherine	Executive Vice President and Chief Administrative Officer, Central Pacific Financial Corp. and Central Pacific Bank (11/23/2010—present); General Partner and Venture Partner of Startup Capital Ventures, a venture capital firm (2005—present)	53	2010

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company(1)
WILSON, Raymond W.	Executive Vice President and Chief Credit Officer, Central Pacific Financial Corp. and Central Pacific Bank (2/16/2011—present); Executive Vice President, Special Credits, Central Pacific Bank (6/2010 - 2/15/2011); Chief Financial Officer, Gryphon Gold Corporation (11/2009 - 5/2010, appointed Chief Financial Officer 1/1/2010) (minerals); Chief Financial Officer, El Capitan Precious Metals, Inc. (5/2007 - 4/2009) (minerals)	56	2011

(1)
All directors of the Company are also directors of the Bank. Mr. Aguirre and Mr. Burr have been directors of the Bank since 2011. Ms. Camp, Mr. Matsumoto, Mr. Kurisu and Ms. Rose have been directors of the Bank since 2004. Mr. Dean has been a director of the Bank since 2010. Mr. Fry has been a director of the Bank since 2005. Mr. Kosasa has been a director of the Bank since 1994.

(2)
Mr. Kurisu also served as a director of the Company from September 2004 to May 2008. On January 25, 2012, Mr. Kurisu was reappointed to the Company's Board.

(3)
The following includes information regarding all the executive officers, except for Mr. Dean (President and Chief Executive Officer) whose information is included in this table under the section heading "Nominees".

Director and Nominee Background and Experience

        Alvaro J. Aguirre—Mr. Aguirre was appointed as a director of the Company effective February 24, 2011, as a designee of ACMO-CPF, L.L.C. pursuant to its Investment Agreement with the Company and is being nominated to continue as a director in accordance with the requirements of that Investment Agreement. Mr. Aguirre is a member of the Company's Compensation Committee and Governance Committee. Mr. Aguirre has broad experience acquired through senior executive operating roles, as well as senior principal and advisory positions on Wall Street. Mr. Aguirre served as Chief Financial Officer and member of the Board of Directors for TV Filme Inc., a Brazilian wireless cable investment of private equity firm Warburg Pincus LLC, where he directed the company through a successful initial public offering. Mr. Aguirre has also served in senior management roles at several other media and technology businesses where he was instrumental in shaping strategy, driving growth and achieving successful financings and exits. Mr. Aguirre gained principal investing, capital markets, corporate finance and advisory experience as a managing director and partner at Warburg Pincus LLC, as an investment banker at Morgan Stanley and as a corporate finance attorney at Sullivan & Cromwell LLP. Mr. Aguirre currently serves as Chairman of the Board and member of the Audit and Compensation Committees of Cygnus Business Media, a business-to-business publishing company owned by Goldman Sachs, GE Capital and other financial sponsors. Mr. Aguirre also serves as Lead Director and member of the Compensation Committee of Advanstar Global LLC, a leading business-to-business events, online and publishing platform serving the fashion, life sciences and motorsports industries. Advanstar is owned by Anchorage Capital Group, Ares Management, Veronis Suhler Stevenson and other financial sponsors. As an attorney, banker and private equity investor, risk assessment has been an integral function of Mr. Aguirre's responsibilities. Mr. Aguirre has had the benefit of working in a variety of industries and geographies and has accumulated a broad set of financial, operating, and talent assessment skills, In terms of experience with the commercial banking industry, specifically, as both a lawyer and investment banker, Mr. Aguirre gained experience working with commercial banks in Latin America in connection with financings and U.S. reporting obligations. Mr. Aguirre has also served in various not for profit capacities, including as Chairman of the Town of Tiburon Planning Commission, and, currently, as a Director for Father Joe's Villages, the leading organization attending the needs of the homeless in San Diego. Mr. Aguirre's business, management and financial background, and skill and experience with operating companies, makes him a valuable resource to the Board.

        James F. Burr—Mr. Burr was appointed as a director of the Company effective February 24, 2011, as a designee of Carlyle Financial Services Harbor, L.P. pursuant to its Investment Agreement with the Company and is being nominated to continue as a director in accordance with the requirements of that Investment Agreement. Mr. Burr has over twenty-five (25) years of financial and banking experience. Before joining Carlyle, Mr. Burr served in several senior and executive positions at Wachovia Bank, including Corporate Treasurer, Assistant Treasurer, Controller of the Corporate and Investment Bank, Product Controller of Treasury/Balance Sheet Management and Structured Products and Mortgage Analyst. Mr. Burr is a Certified Public Accountant (inactive), and spent three (3) years as an auditor at Ernst & Whinney (now known as Ernst & Young). Mr. Burr serves as a Director of the Bank of Hampton Roads, which is principally located in Virginia. Mr. Burr's strong banking and financial experience, as well as his accounting background, provides the Board with a knowledgeable, experienced resource on management of a financial institution.

        Christine H. H. Camp—Ms. Camp has over twenty-four (24) years experience in real estate, and her company Avalon Group, is a full service real estate company which provides detailed financial and market analysis to a wide range of investors involved in various real estate transactions and development scenarios, and also real estate brokerage, market and financial consulting. Prior to establishing Avalon Group, Ms. Camp was Vice President of Development at A&B Properties, Inc., a subsidiary of Alexander & Baldwin, Inc. (a publicly traded company listed on the NYSE), and was in charge of that company's real estate development and investment acquisition activities. Ms. Camp also was the Senior Project Coordinator of Planning and Engineering at Castle & Cooke Properties, Inc., where she handled site acquisition and development of non-company owned properties. Ms. Camp's real estate, financial, and public company knowledge and experience gained from her prior and current positions, makes her a valuable resource to the Board and management in many areas, but particularly in connection with the Company's real estate lending and other real estate related activities, to include the evaluation of real estate related risks, investments, opportunities, and asset management oversight.

        John C. Dean—Since April 20, 2011, Mr. Dean has served as President and Chief Executive Officer, and a Director, of the Company and the Bank. From June 2010 through April 20, 2011, Mr. Dean served as the Executive Chairman and a Director of the Company and the Bank. Previously, Mr. Dean has served in various capacities in the banking industry for thirty-one (31) years, including as the Chief Executive Officer and then Chairman of the Board of Silicon Valley Bancshares and Silicon Valley Bank, the President and Chief Executive Officer of Pacific First Bank, the Chairman and Chief Executive Officer of First Interstate Bancorp and First Interstate Bank of Washington, the Chairman and Chief Executive Officer of First Interstate Bank of Oklahoma and as an executive of First Interstate System, Inc., National Funding Corporation and Bank of America. Since 2005, Mr. Dean has been the managing general partner of Startup Capital Ventures, a venture capital firm, and since 2003 he has served as managing director of Tuputele Ventures Fund, a small private equity firm investing in early-stage technology companies and venture capital funds. Mr. Dean is a graduate of the Wharton School of the University of Pennsylvania, with an MBA in Finance, and currently serves as an advisor to the board of the Wharton School. Mr. Dean's extensive experience in leading financial institutions through difficult times and his overall management expertise makes him a valuable contributor to the Board and the overall success of the Company.

        Earl E. Fry—For the last fourteen (14) years, Mr. Fry has served as Chief Financial Officer of Informatica Corporation (a publicly traded company listed on NASDAQ), a company which provides data integration software and services and which has reported annual revenue in excess of $900 million. As Chief Financial Officer of Informatica Corporation, Mr. Fry has effected, among other things, numerous major capital and financial transactions, to include credit lines, equity offerings, convertible rate issuances, stock/bond buyback plans, over fifteen (15) technology acquisitions, and he has established development and support centers in Bangalore, India, Dublin, Ireland, and Tel Aviv, Israel, and he established Informatica's enterprise risk management program. In addition, Mr. Fry also oversees and manages the Global Customer Support, Consulting Services, Human Resources, Legal and Contracts Administration, Information Technology, Investor Relations and Finance areas of Informatica Corporation. Prior to joining Informatica Corporation, Mr. Fry was Chief Financial Officer of Omnicell Technologies, Inc. (a publicly traded company listed on NASDAQ) for four (4) years, Chief Financial Officer of C.ATS Software, Inc. for two (2) years, Chief Financial Officer of Weitek Corporation for three (3) years, and also served at other technology companies in various finance and other capacities. Mr. Fry began his professional career at Ernst & Whinney, CPAs (now known as Ernst & Young), where he held the position of Senior Auditor. Mr. Fry is a graduate of the Stanford Graduate School of Business. Mr. Fry was voted Software Chief Financial Officer of the Year by Institutional Investor in 2010, 2011, 2012 and 2013. Mr. Fry brings extensive finance, public company, and auditing knowledge and experience to the Board and Company and therefore is highly qualified to Chair the Company's and Bank's Audit Committees.

        Paul J. Kosasa—Mr. Kosasa has been President and Chief Executive Officer of MNS Ltd., doing business and more commonly known as ABC Stores, for the past fifteen (15) years, and has been with ABC Stores for thirty- four (34) years. As President and Chief Executive Officer of ABC Stores, Mr. Kosasa oversees a Hawaii-based retail convenience store operation with a major presence in Waikiki and other tourist locations throughout the Hawaiian Islands, as well as in other locations outside of Hawaii, such as Guam, Saipan, and Las Vegas, Nevada. As President and Chief Executive Officer of a sizable retail store chain which primarily serves the tourist industry, one of the largest industries in Hawaii, Mr. Kosasa provides the Board and Company with significant business and management knowledge and experience in all aspects of a business operation, which includes business strategy and planning, financial management and budgeting, employee compensation and benefits, labor, marketing, advertising, and real estate, among other business expertise. In addition, Mr. Kosasa provides a link and close connection to the Hawaii tourism industry, one of Hawaii's most profitable economic engines, and which provides a valuable source of banking business with respect to Hawaii businesses who support the Hawaii tourism industry, as well as retail customers from outside Hawaii who require or may desire Hawaii banking services.

        Duane K. Kurisu—Mr. Kurisu was formerly a director of the Company from September 2004 through May 2008, and was reappointed to the Company's Board of Directors on January 25, 2012, on recommendation of the Company's President and Chief Executive Officer John C. Dean, on recommendation of the Company's Governance Committee, and with the unanimous approval of the Company's Board. Mr. Kurisu has served on the Board of Directors of the Bank since September 2004. Mr. Kurisu is involved in numerous and varied businesses and industries in Hawaii including, among others: (i) real estate—investment, ownership and management of office buildings, shopping centers and industrial parks in Hawaii; (ii) media—owner and publisher of a number of Hawaii magazines, newspapers and publications, and radio; (iii) sports—professional baseball, sports equipment; (iv) food—bakery, restaurants, nutraceuticals. He is the Chairman, Chief Executive Officer and owner of aio, LLC, a holding company for brands focused on Hawaii and the Pacific in the areas of media, sports and food. He is also owner, a Director and Vice President of Hawaii Winter Baseball, Inc. (professional baseball), owner, a Director and Vice President of Nutricopia, Inc. (nutraceuticals), owner, Manager and Chief Executive Officer of PacificBasin Communications, LLC (publishing), and part owner and a Manager of K&F 1984 LLC (real estate). Mr. Kurisu serves on numerous Boards, to include, Island Holdings, Inc., Oahu Publications, Inc., and Tradewind Capital Group, Inc., and he also served as a Regent of the University of Hawaii. Mr. Kurisu is a successful businessman and prominent figure in the Hawaii business community and brings to the Board business acumen, judgment, background and experience, and his knowledge of the Hawaii market and his relationships and connections within the Hawaii market.

        Colbert M. Matsumoto—Mr. Matsumoto is the Chairman of the Board and Chief Executive Officer of Island Insurance Company, Ltd., Hawaii's largest locally owned and managed property and casualty insurance company, and has served in that capacity since 1999. Mr. Matsumoto is also the Chairman of the Board and President of Island Holdings, Inc., a corporate holding company. Mr. Matsumoto also serves as President and a director of Tradewind Capital Group, Inc., an investment and asset management company. Mr. Matsumoto is also an attorney (presently on inactive status), has been a member of the Hawaii State Bar Association for over thirty-six (36) years, and was a partner with the law firm of Fujiyama Duffy & Fujiyama until 1994 when he established his own law firm named Matsumoto LaFountaine & Chow until departing that firm to join Island Insurance Company, Ltd. Mr. Matsumoto's substantial knowledge and experience, as an attorney, insurance executive, and investment professional, has been instrumental in assisting the Board and management with assessing and managing the Company's legal and business risks and in corporate and business strategy and planning.

        Crystal K. Rose, J.D.—Ms. Rose is a named partner in the law firm of Bays Lung Rose & Holma, and has been actively practicing law for thirty-two (32) years, specializing in the areas of real estate, trust and commercial litigation, commercial real estate transactions, trusts and estates, and construction law. Ms. Rose has been a director of Hawaiian Holdings, Inc. (a publicly traded company listed on NASDAQ, and the parent company of Hawaiian Airlines, Inc.) since June 2006, and serves as Chair of the Compensation Committee, and is a member of the Governance and Nominating Committee and the Executive Committee of its Board of Directors. Given the limited number of publicly traded companies in Hawaii, Ms. Rose brings experience as a director of another Hawaii-based publicly traded company. Ms. Rose also brings a wealth of legal and real estate knowledge and experience to the Company's Board and Bank's Board, and her professional, leadership, and business skills and expertise are well-suited to her serving as the Company's and the Bank's Board Chair and in providing guidance with respect to the Company's and the Bank's strategic issues, overall business plans and legal matters.

Executive Officer Background and Experience

        Set forth below is information concerning the current executive officers of the Company except for Mr. Dean, for whom information is provided above:

        David W. Hudson—Mr. Hudson was appointed Executive Vice President, Community Banking Division Manager of the Bank and the Company, effective March 11, 2011. Prior to his appointment, Mr. Hudson was Senior Vice President, Community Banking Division Manager for the Bank. As Community Banking Division Manager, Mr. Hudson oversees the Bank's entire branch network, comprising thirty-five (35) branches throughout the State of Hawaii, to include branches on the islands of Oahu, Hawaii, Maui, and Kauai. Mr. Hudson has more than thirty (30) years of experience in the finance industry in Hawaii and California. He started his banking career in corporate, international and commercial real estate lending with Crocker National and First Nationwide banks. More recently, Mr. Hudson's career has focused on retail and branch banking. Prior to joining the Bank in 2009, Mr. Hudson spent six (6) years as Senior Vice President of the consumer and business banking division of Hawaii-based American Savings Bank. In addition, Mr. Hudson has also served at Honfed Bank and Bank of America in Hawaii and California in various positions from process design executive to consumer region executive.

        Denis K. Isono—Mr. Isono was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank effective October 1, 2011. Mr. Isono has over forty-one (41) years of banking and financial experience in the Hawaii market. Before joining the Company and the Bank, Mr. Isono was employed by Bank of Hawaii for eighteen (18) years and held various senior management positions to include Executive Vice President, Operations, and Senior Vice President, Controller. In addition, Mr. Isono also began his banking career at City Bank where he worked for six (6) years. Mr. Isono is a Certified Public Accountant, Certified Management Accountant, Certified Bank Auditor, Certified Internal Auditor, and a graduate of the Stanford University Executive Program and the University of Hawaii Advanced Management Program. Mr. Isono also spent six (6) years with Ernst & Ernst, and held the position of Audit Supervisor.

        Lance A. Mizumoto—Mr. Mizumoto was appointed Executive Vice President, Chief Banking Officer of the Company and the Bank effective April 2, 2012. Mr. Mizumoto has over twenty-seven (27) years of experience in banking. Prior to joining the Bank in 2005, Mr. Mizumoto had been at First Hawaiian Bank for nine (9) years, where he served in numerous managerial positions, to include serving as Senior Vice President and Division Manager for First Hawaiian Bank's Corporate Hawaii Division and Trade Finance Department, with responsibility for managing and overseeing a portfolio consisting primarily of the top companies in Hawaii. Prior to First Hawaiian Bank, Mr. Mizumoto was employed at Bank of Hawaii for ten (10) years, where he served in various senior line officer positions, with responsibility for substantial sized corporate portfolios. Before Bank of Hawaii, Mr. Mizumoto worked six (6) years for Hawaii-based International Savings & Loan, principally in various lending areas, to include serving as Residential Loan Originations Manager and Secondary Loan Marketing Manager.

        A. Catherine Ngo—Ms. Ngo was appointed Executive Vice President, Chief Administrative Officer of the Company and the Bank effective November 23, 2010. Ms. Ngo is an experienced executive who has served in various capacities in the financial industry during the last twenty-one (21) years, including as General Partner and Venture Partner of Startup Capital Ventures, a venture capital firm, where her responsibilities included: managing relationships with many of the firm's portfolio companies and assisting companies with operational (financial and legal) issues. She also had primary oversight for the firm's finance, reporting and investor relations activities and had a significant role in managing the firm's China-based portfolio. As Chief Operating Officer of Alliant Partners, an investment banking subsidiary of Silicon Valley Bank, Ms. Ngo's responsibilities included oversight of legal and compliance, finance, marketing, human resources, and information technology functions. As Executive Vice President, General Counsel and Corporate Secretary of Silicon Valley Bancshares and Silicon Valley Bank ("SVB"), Ms. Ngo directed Audit, Credit Review, Collateral Audit, Legal and Loan Operations divisions of SVB with responsibility for over 100 employees. President & Chief Executive Officer John C. Dean has worked with Ms. Ngo for the last twenty-one (21) years; they (together with a few others) founded and were co-general partners of Startup Capital Ventures. For the last twelve (12) years preceding that, Ms. Ngo was an executive officer at SVB (where Mr. Dean served as Chief Executive Officer and Chairman of the Board from 1993-2003).

        Raymond William ("Bill") Wilson—Mr. Wilson was appointed Executive Vice President, Chief Credit Officer of the Company and the Bank effective February 16, 2011. Mr. Wilson joined the Bank in June of 2010 as Executive Vice President, Special Credits, with fifteen (15) years of U.S. and international experience in credit risk management in public and private companies, as well as fourteen (14) years of credit and lending experience at Westpac Banking Corporation ("Westpac"), a major international financial institution, where he served in various capacities from 1980 to 1994. After leaving Westpac, Mr. Wilson co-founded Drexel Oceania, an international merchant bank engaged in capital raising and financial advisory work for companies and financial institutions in North America, Asia and Australia. Prior to joining the Bank, Mr. Wilson assumed various interim Chief Financial Officer and Chief Operating Officer positions for domestic and international public and private corporations undergoing transition, including Chief Financial Officer of Gryphon Gold Corporation, a publicly traded junior minerals exploration company; Chief Financial Officer, Director and Audit Committee Chair of El Capitan Precious Metals, Inc., a publicly traded junior minerals exploration company; and Chief Operating Officer of Petaluma Butane Distributors, Inc., an umbrella company for a group of private operating companies and commercial and real estate holdings.

CORPORATE GOVERNANCE AND BOARD MATTERS

        During the fiscal year ended December 31, 2013, the Board held a total of eight (8) meetings. Each incumbent director attended at least 75% of the total number of the aggregate of these Board meetings and meetings held by all committees of the Board on which he or she served during 2013. The Company expects directors to attend the annual meeting of shareholders. The directors who attended last year's annual meeting of shareholders were Christine Camp, John Dean, Paul Kosasa, Duane Kurisu, Colbert Matsumoto and Crystal Rose.

        The Board has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Governance Committee.

        The following table sets forth the members of the Board as of the date of this Proxy Statement and the committees of the Board on which they serve.

Name of Director	Audit Committee(1)	Compensation Committee	Governance Committee
Non-Employee Directors:
Alvaro J. Aguirre		*	*
James F. Burr
Christine H. H. Camp	*	C	*
Earl E. Fry	C	*
Paul J. Kosasa			C
Duane K. Kurisu	*
Colbert M. Matsumoto
Crystal K. Rose	*	*	*

*
= Member

C
= Chair

(1)
Mr. Kurisu was appointed to the Audit Committee on January 25, 2012.

        Interested parties may communicate directly with the Chair of the Board or with the non-management or independent directors as a group, by writing to: Crystal K. Rose, Bays Lung Rose & Holma, 1099 Alakea Street, 16th Floor, Honolulu, Hawaii 96813. Alternatively, concerns may be made known and communicated directly to the Chair of the Board or to the non-management or independent directors as a group, through procedures set forth in the Company's Complaint Policy which is available on the Company's website (www.centralpacificbank.com).

Audit Committee

        The Audit Committee held nine (9) meetings during 2013. The responsibilities of the Audit Committee are described below under the subheading "REPORT OF THE AUDIT COMMITTEE." The Audit Committee operates under a Charter adopted by the Board. The Charter of the Audit Committee is available on the Company's website (www.centralpacificbank.com). The current members of the Company's Audit Committee are Earl E. Fry (Chair), Christine H. H. Camp, Duane K. Kurisu, and Crystal K. Rose, each of whom is "independent" within the meaning of the listing standards of the NYSE and the rules of the SEC. The Board has also determined that each member is financially literate, as such qualification is defined under the rules of the NYSE, and that each member has accounting or related financial management expertise, as such qualification is defined under the rules of the NYSE, and that Mr. Fry and Ms. Camp are each an "audit committee financial expert" within the meaning of the rules of the SEC. No member of the Audit Committee serves on the audit committee of any other publicly registered company.

        Pursuant to the Company's Audit Committee Charter, the Audit Committee reviews and evaluates all related party transactions that are material to the financial statements pursuant to the Company's Policy Regarding Transactions with Related Persons, and determines conflicts of interest pursuant to the Company's Code of Conduct & Ethics and pursuant to its Code of Conduct & Ethics for Senior Financial Officers. In addition, certain loans to directors and executive officers and their related interests are subject to the lending restrictions set forth in Federal Reserve Board Regulation O and the lending policies and procedures of the Bank. Each director and executive officer is required to report to the Company transactions with the Company in which they have an interest.

Compensation Committee

        The Compensation Committee held six (6) meetings during 2013. The Compensation Committee's primary purpose is to assist the Board in discharging the Board's responsibilities relating to compensation of the Company's executive officers by evaluating and recommending to the Board approval of executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company and providing all required disclosures on executive compensation for inclusion in the Company's Proxy Statement. The functions of the Compensation Committee are further described in "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS" below, under the subheading "COMPENSATION DISCUSSION AND ANALYSIS." The Charter of the Compensation Committee is available on the Company's website (www.centralpacificbank.com). The current members of the Company's Compensation Committee are Christine H. H. Camp (Chair), Alvaro J. Aguirre, Earl E. Fry, and Crystal K. Rose, each of whom is "independent" within the meaning of the listing standards of the NYSE, is a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Interaction with Consultants

        From time-to-time, the Compensation Committee seeks advice from outside experts in the compensation field. The Compensation Committee has historically engaged a compensation consultant to provide input on both Board and executive compensation issues. In 2013 the Committee retained McLagan, an AonHewitt Company. McLagan is a compensation consulting and performance benchmarking firm focused exclusively on the financial services sector.

        In 2013, the Compensation Committee engaged McLagan to provide market benchmarking information and advisory services related to executive compensation plan design features, positioning to market, regulatory compliance, and with respect to the review and development of various incentive plans. McLagan was engaged directly by the Compensation Committee and McLagan consultants reported directly to the Compensation Committee for its services in these capacities. The Compensation Committee discusses, reviews, and approves all consulting projects performed by McLagan and periodically reviews the relationship with McLagan and considers competitive proposals from other firms.

        The Compensation Committee considered the independence of McLagan in light of new SEC rules and NYSE listing standards. The Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and its consultants, including the following factors: (1) other services provided to us by McLagan; (2) fees paid by us as a percentage of Aon's total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Compensation Committee; (5) any company stock owned by the consultants; and (6) any business or personal relationships between our executive officers and the consultants. The Compensation Committee discussed these considerations as well as other considerations and concluded that the work performed by McLagan and its consultants involved in the engagements did not raise any conflict of interest.

Governance Committee

        The Governance Committee held four (4) meetings during 2013. The Governance Committee is responsible for promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices, including identifying individuals qualified to become Board members, recommending nominees for directors of the Company, reviewing the qualifications and independence of the members of the Board and its committees, reviewing and monitoring the Company's Corporate Governance Guidelines, monitoring the Board's and the Company's compliance regarding changes in corporate governance practices and laws and leading the Board in its annual review of the performance of the Board. The Charter of the Governance Committee and the Company's Corporate Governance Guidelines are available on the Company's website (www.centralpacificbank.com). The current members of the Company's Governance Committee are Paul J. Kosasa (Chair), Alvaro J. Aguirre, Christine H. H. Camp, and Crystal K. Rose, each of whom is "independent" within the meaning of the listing standards of the NYSE.

Director Resignation Policy

        On January 28, 2009, the Board adopted a "Director Resignation Policy" which provides that at any shareholder meeting at which directors are subject to an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall tender a letter of resignation to the Board for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such offer of resignation. The Board shall act promptly with respect to each such letter of resignation and shall notify the director concerned of its decision. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee or Board action regarding whether to accept his or her resignation offer.

Equity Grant Guidelines

        The Company has Equity Grant Guidelines ("Equity Guidelines") which are to be considered in connection with grants of Company equity whether in the form of Company stock, stock options, or other forms of equity grants made by the Company to directors, officers or employees of the Company or any of its subsidiaries. The Equity Guidelines set forth guidelines regarding how and when grants may be made, including how grants are to be approved and documented.

Director Independence and Relationships

        The Board has determined, in accordance with our Standards Regarding Director Independence, that all directors who are currently directors or who served during 2013 and all nominees (other than Mr. Dean who is President and Chief Executive Officer) are "independent" within the meaning of the rules of the NYSE. All of the directors and nominees (other than Mr. Dean) are non-employees. All committees of the Board are comprised solely of independent directors.

        With respect to those directors who were determined independent by the Board, the following transactions, relationships and arrangements were considered by the Board in its determination of a director's independence, including with respect to service on the Board's committees, and none were found to adversely impact an independence determination.

        During 2013, the following directors and nominees either directly and/or indirectly through companies in which they have a business interest or affiliation, received and/or had outstanding loans with the Bank: current directors—Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, and Crystal K. Rose.

        During 2013, the following directors and nominees either directly and/or indirectly through companies in which they have a business interest or affiliation, opened and/or maintained deposit, trust, investment and/or other banking accounts with the Bank: Christine H. H. Camp, John C. Dean, Earl E. Fry, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, and Crystal K. Rose.

        During 2013, the following directors and nominees served on boards of non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Bank: Christine H. H. Camp, John C. Dean, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, and Crystal K. Rose. For 2013, the Company did not pay to any charitable or non-profit organization in which one of the Company's Board members serves on that organization's board, any amount in excess of the greater of $1,000,000 or 2% of the recipient organization's gross annual revenues. Nine (9) donations were made in 2013 totaling $70,400, and of the nine donations five were under $5,000 and four were at or above $5,000.

        During 2013, the following directors and nominees served on boards of non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Central Pacific Bank Foundation: John C. Dean, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, and Crystal K. Rose. For 2013, the Company did not pay to any charitable or non-profit organization in which one of the Company's Board members serves on that organization's board, any amount in excess of the greater of $1,000,000 or 2% of the recipient organization's gross annual revenues. Foundation donations in 2013 totaled $159,400, with the bulk of such donations to honor Hawaii's deceased U.S. Senator Daniel K. Inouye—$50,000 donated to Hawaii Community Foundation for the Daniel K. Inouye Institute Fund, and $50,000 donated to the University of Hawaii Foundation for the Dan and Maggie Inouye Distinguished Chair in Democratic Ideals Fund, and a donation of $19,400 to Aloha United Way.

        During 2013, the following directors and nominees served on boards of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank's business, in which the directors had no involvement and which are on no more favorable terms than for other similarly situated matters: Duane K. Kurisu and Colbert M. Matsumoto.

        During 2013, the following directors served as officers of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank's business, in which the directors had no involvement and which are on no more favorable terms than for other similarly situated matters: Paul J. Kosasa, Duane K. Kurisu, and Colbert M. Matsumoto.

        Company director Paul J. Kosasa is President and Chief Executive Officer of ABC Stores. In 2013, the Bank paid ABC Stores $95,988 for the right to lease space in various ABC Stores locations for the placement of Bank ATMs. Mr. Kosasa had no direct involvement with any of the aforementioned transactions and they were made on no more favorable terms than for other similarly situated transactions.

        Company director Duane K. Kurisu is a director and holds less than five percent (5%) ownership interest in Oahu Publications, Inc., which publishes the Honolulu Star Advertiser newspaper (Hawaii's only major daily newspaper), staradvertiser.com, MidWeek newspaper, HILuxury magazine, and The Garden Island newspaper (Kauai). Mr. Kurisu is sole owner and co-manager of PacificBasin Communications LLC which publishes Hawaii Business magazine and Honolulu magazine. In 2013, the

Bank paid a total amount of $543,154 for advertising in the foregoing media, detailed as follows: $274,867 for the Honolulu Star Advertiser newspaper; $65,444 for staradvertiser.com; $37,059 for MidWeek newspaper; $14,559 for HILuxury magazine; $12,211 for The Garden Island newspaper; $90,576 for Hawaii Business magazine; and, $48,438 for Honolulu magazine. Mr. Kurisu is sole member of PCSC LLC and is vice president and director of WKF Inc., which are landlord and managing agent respectively, of a location in which the Bank has one of its branches, and for which the Bank paid $43,072 in rent in 2013. Mr. Kurisu is a director of Tradewind Capital Group Inc. which invested an aggregate $4 million in Series B preferred shares in CPB Real Estate Inc. ("CPBREI") and Citibank Properties Inc. ("CPI") in August 2001 and August 2000, respectively, both former real estate investment trusts, and both of which companies are subsidiaries of the Bank. Since June 2009, no dividends have been paid to CPBREI and CPI. In July 2013 and in connection with the Bank's plans to terminate CPBREI and CPI, the Bank purchased all Series B preferred shares from all Series B preferred stockholders, to include paying CPBREI $2,480,000 and CPI $2,240,000 for their respective Series B preferred shares. Mr. Kurisu also owned one (1) $1,000 Series A preferred share in CPI. In September 2013 and in connection with the Bank's plans to terminate CPI, the Bank purchased all Series A preferred shares from all Series A preferred stockholders, to include paying Mr. Kurisu $1,000 for his respective Series A preferred share. Mr. Kurisu had no direct involvement with any of the aforementioned transactions and they were made on no more favorable terms than for other similarly situated transactions.

        Company director Colbert M. Matsumoto is Chief Executive Officer and Chairman of the Board of Island Insurance Company, Ltd. ("Island") and Chairman of the Board of Atlas Insurance Agency, Inc. ("Atlas"), and he is also President, Chairman of the Board and less than ten percent (10%) owner, of Island Holdings, Inc. ("Holdings"), which owns both Atlas and Island. Mr. Matsumoto is also Chairman of the Board of Tradewind Insurance Company Ltd. In 2013, out of the insurance premiums which the Company and its subsidiaries paid for insurance policies that Atlas placed on behalf of the Company and its subsidiaries, Atlas received a total of $146,001 in commissions (based on premiums on the Company's corporate insurance policies totaling $2,013,284, of which the Company paid $10,659 in premiums to Island and $163,629 in premiums to Tradewind Insurance for workers compensation coverage/policies for various of the Company's entities). In addition, Atlas paid the Bank $24,000 in rent and $25,602 in common area maintenance for space in the Bank's Hilo office building. The Bank paid Island $12,565 in rent in 2013 for the placement by the Bank of an ATM at one of Island's locations. Pacxa is a majority-owned subsidiary of Holdings, and provided various technology and business process services to the Bank, for which the Bank paid Pacxa $150,499 in 2013. Mr. Matsumoto is a director of Oahu Publications, Inc., which publishes the Honolulu Star Advertiser newspaper (Hawaii's only major daily newspaper), staradvertiser.com, MidWeek newspaper, HILuxury magazine, and The Garden Island newspaper (Kauai). In 2013, the Bank paid the following amounts for advertising in the foregoing media, detailed as follows: $274,867 for the Honolulu Star Advertiser newspaper; $65,444 for staradvertiser.com; $37,059 for MidWeek newspaper; $14,559 for HILuxury magazine; and $12,211 for The Garden Island newspaper. Mr. Matsumoto is a Trustee and Chairman of the Employees' Retirement System of the State of Hawaii ("ERS"). In 2013, the Bank paid ERS $322,589 in rent and $302,963 in common area maintenance for business space in a building owned by ERS. Mr. Matsumoto is a director and President of Tradewind Capital Group Inc. which invested an aggregate $4 million in Series B preferred shares in CPBREI and CPI in August 2001 and August 2000, respectively, both former real estate investment trusts, and both of which companies are subsidiaries of the Bank. Since June 2009, no dividends have been paid to CPBREI and CPI. In July 2013 and in connection with the Bank's plans to terminate CPBREI and CPI, the Bank purchased all Series B preferred shares from all Series B preferred stockholders, to include paying CPBREI $2,480,000 and CPI $2,240,000 for their respective Series B preferred shares. Mr. Matsumoto also owned one (1) $1,000 Series A preferred share in CPI. In September 2013 and in connection with the Bank's plans to terminate CPI, the Bank purchased all Series A preferred shares from all Series A preferred stockholders, to include paying Mr. Matsumoto $1,000 for his respective Series A preferred share. Mr. Matsumoto had no direct involvement with any of the aforementioned transactions and they were made on no more favorable terms than for other similarly situated transactions.

Loans to Related Persons

        The Bank, which is a wholly-owned subsidiary of the Company, has made (in addition to the loans specified in the "Director Independence and Relationships" section immediately preceding this section) loans to directors and executive officers, their immediate family members, and companies in which they have an interest, in the ordinary course of its business as a bank. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and do not involve more than the normal risk of collectibility or present other unfavorable features.

Announced Related Party Transactions

        On February 20, 2014, the Company entered into repurchase agreements (the "Repurchase Agreements") with each of Carlyle and Anchorage, each of whom is the owner of 9,463,095 shares of common stock (representing 22.5% of our outstanding shares of common stock or 45.0% in the aggregate), pursuant to which the Company agreed to purchase up to $28,100,000 shares from each of the Lead Investors at a purchase price between $18.50 and $21.00 per share (the "Share Repurchases") (or an aggregate of $56,200,000 shares). The purchase price (the "Purchase Price") will be determined based on the results of a "Dutch-Auction" tender offer we publicly announced on February 21, 2014. The Share Repurchases are scheduled to close on the eleventh business day following the expiration of the tender offer. The aggregate amount of shares to be repurchased under the Repurchase Agreements will be proportionately reduced in the event that the Company purchases less than the maximum number of shares that it is able to purchase at the Purchase Price pursuant to the terms of the tender offer. In addition, each Lead Investor may tender in the tender offer. The Share Repurchases contemplated by the Repurchase Agreements are conditioned upon, among other matters, the Company purchasing shares in the tender offer in accordance with its offer to purchase.

        In addition, our directors, officers and their respective affiliates are eligible to participate in the tender offer on the same terms as all of our other shareholders.

Policy Regarding Transactions with Related Persons

        The Company has a Board approved written policy ("Policy Regarding Transactions with Related Persons") which sets forth the process and procedures for the review, approval, ratification and disclosure of any transaction with a related person ("transaction" and "related person" being as defined by Item 404 of SEC Regulation S-K). Transactions with related persons that affect a director's independence are reviewed by the Company's Governance Committee. Transactions with related persons that involve loans are reviewed by the Bank's Board Directors Loan Committee. All other transactions with related persons that are material to the financial statements are reviewed by the Company's Audit Committee.

Board Leadership Structure and Risk Oversight

        The Company's Board has no policy with respect to the separation of the offices of Chairman, President and Chief Executive Officer. It is the Board's view that rather than having a rigid policy, the Board, with the advice and assistance of its Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the offices of Chairman, President and Chief Executive Officer should be separate. The Board has determined that having two separate individuals serve as Chief Executive Officer and Chairman, respectively, is in the best interests of the Company and its shareholders at this time. On April 20, 2011, John C. Dean was appointed President and Chief Executive Officer of the Company and the Bank, and Crystal K. Rose was appointed as the Chair of the Board of the Company and the Bank. Prior to these appointments, Mr. Dean had served as Executive Chairman of the Company and the Bank, and Ms. Rose was the lead director of the Board of the Company and the Bank. The Chief Executive Officer is responsible for setting the strategic direction and the day-to-day leadership and performance of the Company, while the Chair of the Board provides overall leadership to the Board, works with the Chief Executive Officer to prepare Board meeting agendas and chairs meetings of the Board. This leadership structure allows the Chief Executive Officer to focus on his operational responsibilities, while keeping a measure of independence between the oversight functions of the Board and those operating decisions. All members of the Board are outside (non-management) directors, with the sole exception of Mr. Dean. As the Board's lead director until April 20, 2011, and as Chair of the Board since April 20, 2011, Ms. Rose presided over all meetings of the non-management directors in executive sessions, acted as liaison and facilitated communications between the Board and the principal executive officer, and ensured independent Board governance and oversight of management. In addition, all members of the Board's Audit Committee, Compensation Committee, and Governance Committee are comprised of independent, non-management directors.

        The Company is a one-bank holding company, with the Bank being the Company's only bank subsidiary. All of the directors on the Company's Board also serve on the Bank's Board of Directors. In addition, all of the Company's directors who serve on the Company's Audit Committee, Compensation Committee and Governance Committee also serve on those same board level committees at the Bank. Ernst & Young, the Company's and Bank's Internal Auditor effective February 1, 2010, reports directly to the Company's and Bank's respective Audit Committees. In addition, the Bank also has an additional board level Trust Committee and Directors Loan Committee which provide board level oversight over the Bank's trust activities and lending activities, respectively. The Company's and Bank's Audit Committees perform the required and customary risk oversight functions of an Audit Committee, which include, overseeing accounting, auditing, internal controls, legal and regulatory matters, financial reporting and financial risk. The Company's and the Bank's Compensation Committees perform the required and customary risk oversight functions of a Compensation Committee, which include, overseeing the Company's and Bank's compliance with any laws, rules and regulations applicable to the Company's and Bank's compensation practices, plans and programs, and to ensure that compensation is not structured in a way which will encourage unnecessary or excessive risk taking. The Company's and Bank's Chief Financial Officer and General Counsel report regularly to the Company's and Bank's Audit Committees. The Company's and Bank's Chief Credit Officer is required to report regularly to the Bank's Directors Loan Committee. All Company and Bank executive officers report regularly to the Company's and Bank's Board of Directors.

Code of Conduct & Ethics

        The Company is committed to promoting and fostering ethical conduct and sound corporate governance principles. The Company has a Code of Conduct & Ethics applicable to all employees, officers and directors of the Company. In addition, the Company also has a supplemental Code of Conduct & Ethics for Senior Financial Officers, which is applicable to the Chief Executive Officer, President, Chief Financial Officer, Controller, any other principal financial officer or principal accounting officer and any other person fulfilling and/or performing any similar role, function or capacity. Both of the aforementioned Codes of Conduct & Ethics are available on the Company's website (www.centralpacificbank.com).

Board Education

        The Company provides Board directors with memberships in board educational and development programs, and all Board directors are members of one of the following director programs: New York Stock Exchange's Board Leadership Program, Bank Director's DirectorCorps Program, and the National Association of Corporate Directors. These programs offer our Company's directors with a variety of opportunities and resources to keep current and informed about their duties and responsibilities as members of our Board and Board committees on which they serve, and about developments concerning our business and industry.

Director Nomination Process

        Director Qualifications.    The Governance Committee is responsible for reviewing the qualifications and independence of director nominees in accordance with the criteria set forth in the Company's Corporate Governance Guidelines. The general criteria considered include independence, diversity, age, skills, experience and other relevant considerations in the context of the needs of the Board. Diversity is considered and desired and is viewed in a broad context; we seek Board members from different professions, industries, backgrounds, experiences, cultures, ethnicities, races, and gender, who can represent Hawaii's multi-cultural, multi-ethnic, and multi-racial population and community.

        Identifying and Evaluating Nominees.    The Board seeks to identify candidates for director positions that are best qualified and suited to meet the needs of the Company and to present these candidates for shareholder approval, as and when director positions become open and available. The Governance Committee will first identify, review, evaluate and recommend to the Board, nominees for director positions. The Board will then vote whether or not to recommend such nominees to the Company's shareholders for election.

        In identifying potential director nominees, the Governance Committee will search within the State of Hawaii and may search outside the State of Hawaii for any potential director candidates, and in this regard, may utilize the services of a professional search firm. While the same general criteria set forth above shall be applied in evaluating a candidate's qualifications, it is difficult to enumerate all of the attributes, skills and qualities that the Governance Committee and/or Board may, at any given point in time, determine, consider and value in evaluating, selecting and recommending director nominees. Accordingly, the Governance Committee and the Board exercise their discretion and consider any circumstances, experiences, attributes, skills, qualities, and factors applicable to any director nominee with the intent and purpose of having the best qualified and best suited directors serving on the Board at all times, as well as ensuring that the Board as a whole is diverse and well rounded. The Board may enlist the services of a third party to conduct a background check or other investigation in order to determine whether a candidate meets any criteria.

        Shareholder Nominees.    In accordance with the policies set forth in the Company's Corporate Governance Guidelines and the Company's Bylaws (as amended), the Governance Committee will consider properly submitted director nominees for election at the 2015 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary date of the annual meeting for the preceding year, and comply with all other applicable requirements set forth in said Corporate Governance Guidelines and Bylaws (as amended). Shareholder recommendations should be addressed to the Company's Corporate Secretary, P.O. Box 3590, Honolulu, Hawaii 96811.

Communications with the Board

        Shareholders of the Company and others may send written communications directly to the Board, addressed to: Board of Directors of Central Pacific Financial Corp., 220 South King Street, 22nd Floor,

Honolulu, Hawaii 96813. Any such communication may be directed to the attention of the Chair of the Board or the Chair of any Board Committee (such as, for example, the Chair of the Audit Committee or the Chair of the Governance Committee) or to the non-management or independent directors. Shareholders and others sending such communications should include the following in their written communication: (a) such shareholder(s) and others should identify himself/herself/itself/themselves, and if a shareholder, provide reasonably satisfactory proof of their ownership of the Company's stock; (b) such shareholder(s) and others should state in reasonable detail and communicate with reasonable clarity and specificity their issue or concern; and (c) such shareholder(s) and others should include their contact information (at a minimum, phone number and address). Shareholders and others who wish to communicate anonymously with the Board or any group of the Board should refer to the Company's Complaint Policy. However, nothing that is stated in this paragraph shall override any requirements imposed on any shareholder communications under the Company's Articles of Incorporation (as amended) or Bylaws (as amended) or other governing documents or by any law, rule or regulation.

 REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1933, as amended, or under the United States Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

        As of February 24, 2014, the Audit Committee is comprised of four (4) non-management directors and operates pursuant to a written charter that was readopted by our Board in March 2013. The charter is also available on our website at https://www.centralpacificbank.com. During 2013, the Audit Committee held nine (9) meetings, including five (5) private sessions with the independent auditors, three (3) private sessions with Internal Audit, one (1) private session with executive management, and one (1) executive session. The Audit Committee's primary purposes are to: (a) assist the Board in its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the Company's independent auditors' qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors; (b) decide whether to appoint, retain or terminate the Company's independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) prepare this Report. The Board has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee is "independent" within the meaning of the rules of the NYSE and the SEC. The Board has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that two (2) members are "audit committee financial experts" within the meaning of the rules of the SEC, being Earl E. Fry, Chair of the Audit Committee, and Christine H. H. Camp. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

        In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors matters related to the results of the audit in accordance with PCAOB Auditing Standard No. 16, "Communications with Audit Committees; Related Amendments to PCAOB Standards; and Transitional Amendments to PCAOB AU Section 380." The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as adopted by the PCAOB, and has discussed with the independent accountant the independent accountant's independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

        During 2013, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of the Company for 2013 be included in the Company's Annual Report on Form 10-K for such fiscal year.

        Respectfully submitted by the current members of the Audit Committee of the Board:

Earl E. Fry, Chair
Christine H. H. Camp
Duane K. Kurisu
Crystal K. Rose

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

        Periodically the Compensation Committee engages a consultant to review the compensation of the Company's Board to ensure alignment with peers, considering the Company performance and Board performance. The last review was completed in early 2011 following which the Board adopted changes to the director's fee schedule. There have been no changes to the fees paid to the directors since 2011.

Annual Retainer

        In May 2013, an annual retainer was paid in lump sum to each non-employee Director as follows:

Board of Directors Position	Annual Retainer
Board Chair	$125,000
Audit Committee Chair	$100,000
Compensation, Directors Loan and Governance Committee Chairs	$90,000
Non-Chair Committee Member	$75,000

Director Compensation

        The following table shows, for the year ended December 31, 2013, information on compensation earned by each non-employee director who served on the Company's Board during 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Values & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Alvaro J. Aguirre	$75,000		$—	$—	$—	$—	$—	$75,000
James F. Burr	$75,000		$—	$—	$—	$—	$—	$75,000
Christine H. H. Camp	$90,000	$		$—	$—	$—	$—	$90,000
Earl E. Fry	$100,000		$—	$—	$—	$—	$—	$100,000
Paul J. Kosasa	$89,988	$		$—	$—	$—	$—	$89,988
Duane K. Kurisu	$90,000		$—	$—	$—	$—	$—	$90,000
Colbert M. Matsumoto	$75,000		$—	$—	$—	$—	$—	$75,000
Crystal K. Rose	$124,351	$		$—	$—	$—	$—	$124,351

(b)
Inclusive in this column are fees elected in the form of equity. Directors have the option to receive any amount of fees in equity. Crystal K. Rose and Paul J. Kosasa elected to receive fifty percent (50%) of their Board fees in equity. Based on a grant date fair value of $17.93 per share for Ms. Rose and $18.34 per share for Mr. Kosasa, this resulted in 3,450 and 2,453 shares being granted to Ms. Rose and Mr. Kosasa, in lieu of being paid $61,851 and $44,988 in cash, respectively.

        Set forth below is the composition of the committees of the Central Pacific Financial Corp. (CPF) and Central Pacific Bank (CPB) Board.

Date of Appointment	Board/Committee	Board Member	Role
2/18/2011	Board of Directors	Crystal K. Rose	Chair
2/18/2011	Audit Committee	Earl E. Fry	Chair
2/18/2011	Audit Committee	Christine H. H. Camp	Member
1/25/2012	Audit Committee	Duane K. Kurisu	Member
2/18/2011	Audit Committee	Crystal K. Rose	Member
2/18/2011	Compensation Committee	Christine H. H. Camp	Chair
2/24/2011	Compensation Committee	Alvaro J. Aguirre	Member
2/18/2011	Compensation Committee	Earl E. Fry	Member
2/18/2011	Compensation Committee	Crystal K. Rose	Member
2/18/2011	Governance Committee	Paul J. Kosasa	Chair
2/24/2011	Governance Committee	Alvaro J. Aguirre	Member
2/18/2011	Governance Committee	Christine H. H. Camp	Member
2/18/2011	Governance Committee	Crystal K. Rose	Member

        Non-employee directors of the Company and the Bank have been eligible to participate in the Company's 1997 Stock Option Plan, 2004 Stock Compensation Plan and the 2013 Stock Compensation Plan. The table below shows the aggregate number of unexercised stock option awards and unvested restricted stock awards for each Director as of December 31, 2013.

Name	Unexercised Stock Options	Unvested Restricted Stock
(a)	(b)	(c)
Al Aguirre	0	0
James Burr	0	0
Christine H. H. Camp	216	0
Earl E. Fry	216	0
Paul J. Kosasa	216	0
Duane K. Kurisu	0	0
Colbert M. Matsumoto	386	0
Crystal K. Rose	216	0

(b)
For each director other than Messrs. Aguirre, Burr and Kurisu, 216 of the vested unexercised stock options represent options that were granted on March 11, 2009, as their Company annual Board retainer in lieu of cash. The remaining unexercised stock options represent vested, unexercised stock options granted under the 1997 Stock Option Plan on September 15, 2004 related to the merger with CB Bancshares, Inc.

Directors Stock Opportunity

        Non-employee directors of the Company and the Bank continue to be eligible to participate in the Company's 2004 Stock Compensation Plan under which grants have been made and have not yet vested.

        In April 2013, shareholders approved the 2013 Stock Compensation Plan. Since the approval of the 2013 Stock Compensation Plan, all grants to Non-employee directors have been made under such plan.

Directors Deferred Compensation Plan

        The Company maintains a Directors Deferred Compensation Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer and/or chair and meeting fees. Under the Directors Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur no later than the tenth (10th) anniversary of separation from service. Under the Directors Deferred Compensation Plan, deferred amounts are valued based on corresponding investments in certain investment funds offered by the Bank's Trust Division which are selected by the director. No plan earnings are considered to be "above-market" or "preferential" and as a result no amounts are reported in column (f) of the Directors Compensation table on a previous page. The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

COMPENSATION COMMITTEE REPORT

        The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1993, as amended, or under the United States Securities and Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

        The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report as required by Item 402(b) of SEC Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the 2013 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ended December 31, 2013. Respectfully submitted by the current members of the Compensation Committee of the Board:

Christine H. H. Camp, Chair
Alvaro J. Aguirre
Earl E. Fry
Crystal K. Rose

COMPENSATION DISCUSSION AND ANALYSIS

        Set forth below is a discussion of the Company's compensation policies for 2013, applicable to the individuals serving as the Company's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the three (3) other most highly paid executives. We refer to these executive positions as our Named Executive Officers ("NEOs").

Executive Summary

        The Company realized solid earnings in 2013 as a result of strong loan growth and improved net interest margins resulting in the twelfth consecutive profitable quarter since the Company's recapitalization. Significant highlights for the year ended December 31, 2013 included:

  •
  Net income of $52.3 million, excluding a $120 million non-cash income tax benefit in the first quarter, reflecting a 8% increase over 2012

  •
  Increase of the loans and lease portfolio by $426.7 million (19.4%) to $2.63 billion

  •
  Increase in total deposits by $255.4 million to $3.94 billion

  •
  Quarterly dividend payments to shareholders reinstated after being suspended since the first quarter of 2009, resulting in three consecutive quarters of cash dividends

        In 2013, we took a number of actions to further align executive compensation with peers while recognizing individual and team contributions and performance and creating long-term value for our shareholders:

  •
  Reinstatement of an annual executive long-term equity grant of which 66.67% vests based on performance and 33.33% vests based on time

  •
  Minor base salary adjustment for our Chief Banking Officer due to his expanded role in leading the long-term strategic direction of the Company

  •
  Upward reforecast of key financial targets of core net income and return on average assets, impacting performance targets for the executive cash incentive plan and long-term equity grant

  •
  With the exception of the salary adjustment for the Chief Banking Officer, we have not provided for base salary adjustments for other NEOs for the last two to three years

  •
  NEOs will receive an annual cash incentive payment in March or April 2014 based on attainment of 2013 performance targets

        The compensation decisions and actions in 2013, recommended by the Compensation Committee (the "Committee") and approved by the Board, were impacted by the following key factors:

  1.
  Sustained solid financial performance with twelve consecutive quarters of profitability.

  2.
  The Board's commitment to continue to make sound and rational business decisions relative to the compensation of our executives.

  3.
  The need to motivate and retain a qualified team of executives to continue to lead the company from a position of recovery to a high performing bank.

  4.
  Continued changing regulatory restrictions and guidance regarding executive compensation.

  5.
  Increased direction by the Committee and the Board to ensure that the Company's compensation practices, policies, and programs do not encourage unnecessary and excessive risks that could threaten the overall value of the Company.

Say-on-Pay

        The Company is required to permit a separate non-binding shareholder vote to approve the compensation of its executives, as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a "Say-On-Pay" proposal, permits shareholders to endorse or not endorse the Company's executive compensation program. Because the shareholders' vote is advisory, it will not be binding on the Board. However, when setting compensation and in determining compensation policies, the Committee took into account the results of the April 2013 shareholder advisory vote on executive compensation and will continually consider the outcome of this vote.

        Our shareholders approved the compensation of our NEOs as disclosed in the Proxy Statement for the 2013 annual meeting. Over 90% of the votes voting on this matter were voted in favor of the Company's executive compensation. The Committee believes that the results of these votes, is evidence that the Company's compensation policies and decisions are in the best interests of its shareholders and expects to apply similar principles going forward.

Compensation Philosophy and Objectives

        The central principle of our compensation philosophy is that executive compensation should align with shareholders' interest, without encouraging excessive and unnecessary risk that could threaten the overall value of the Company. The executive compensation program is designed to:

  •
  Drive performance relative to our strategic plan and goals, including financial performance

  •
  Balance the risk of short-term operational objectives with the need to build long-term sustainable value

  •
  Align executives' long-term interests with those of shareholders by placing a portion of total compensation at risk, contingent on the Company's performance, without encouraging unnecessary and excessive risks that threaten the overall value of the Company

  •
  Attract and retain highly qualified executives needed to achieve our goals and to maintain an executive management group that can provide success and stability in leadership

  •
  Deliver compensation effectively, providing value to the executive in an appropriately risk-controlled and cost efficient manner

  •
  Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business

  •
  Be supported by strong corporate governance, including oversight by the Company's Board

        Our compensation program has multiple pay components, including a fixed annual salary, variable annual cash incentive pay, variable annual long-term equity incentives, and other benefits. We believe that over the long term, a combination of pay components is essential to drive executives to achieve strategic operating and financial goals. There is no set formula to determine the mix of the various pay components and the use of the components may change from year to year based on the Company's circumstances, market conditions, and competitive market for executive talent. We discuss each of the pay components and the role they play in our overall compensation structure, in the "Compensation Framework" section.

Role of the Compensation Committee

        The Committee is responsible for assisting the Board in overseeing the design and administration of our executive compensation program and the Company's compensation policies, practices, and incentive plans for non-executives. Such oversight includes evaluating and monitoring the Company's compensation programs, policies, and practices, which could have a material adverse effect on the risk profile of the overall Company. Appropriate reviews would include at least semi-annual discussions with the Committee appointed senior risk officer to ensure all incentive and bonus compensation plans, structures and arrangements, including those for NEOs, do not have a reasonable likelihood to encourage excessive and unnecessary risk taking and do not pose a threat to the overall value of the Company. The Committee also evaluates and recommends to the Board, appropriate policies and decisions relative to executive officer compensation and benefits, including determination of performance and payout targets under the Company's annual and long-term incentive plans. It also oversees preparation of executive compensation disclosures for inclusion in our Proxy Statement.

Role of Executives in Compensation Committee Deliberations

        The Committee may request that the President & CEO be present at Committee meetings to discuss executive compensation and evaluate the performance of both the Company and individual executives. Other executives may be requested to attend Committee meetings to provide pertinent financial, legal, or operational information. Executives in attendance may provide their insights and suggestions, but only independent Committee members may vote on decisions regarding changes in executive compensation and other Company compensation matters for recommendation to the full Board. In 2014, John Dean, the President & CEO provided a recommendation to the Committee for cash incentive payments for non-CEO NEOs based on 2013 performance.

        The President & CEO does not provide recommendations for changes in his own compensation. The Committee discusses the President & CEO compensation with him, but the Committee makes final deliberations in an executive session, without the President & CEO present. Based on these deliberations, the Committee submits its recommendations to the full Board for approval. Any changes in the President & CEO's compensation are based on a variety of factors including but not limited to, Company performance, regulatory restrictions/guidance, periodic market reviews, and recommendations from independent external executive compensation consultants and legal counsel. For executives other than the President & CEO, the Committee considers the President & CEO's proposals. For all of the NEOs, including the President & CEO, the Committee obtains and considers input from outside advisors in making its recommendations to the full Board.

Compensation Committee Activity and Key Initiatives During 2013

        The Committee evaluates existing compensation program components on an ongoing basis to maintain the Company's competitive position to meet the goal of attracting, retaining, and motivating key executives without encouraging unnecessary and excessive risk that could pose a threat to the overall value of the Company. In 2013, the Committee met six (6) times and completed the following initiatives and actions:

  •
  Incentive Plan Review:  During 2013, the Committee met to review and discuss various compensation and incentive arrangements to ensure these arrangements do not encourage any unnecessary and excessive risk that may threaten the value of the Company. These reviews included analysis and feedback from the designated senior risk officer (SRO), our SVP, Director of Enterprise Risk Management and Internal Audit and Credit Review Coordinator, as well as consultation and perspective from Human Resources, Corporate Legal, Credit and Risk, outside legal counsel and executive compensation consultants, where appropriate. The table below lists the arrangements reviewed.

 Compensation & Incentive Arrangements Reviewed

Plan	Plan Year—2013	Plan Year—2014
Compensation Arrangements for CEO & EVPs, Cash & Equity	X
Equity Grant for Certain Non-Executive Employees	X
Central Pacific HomeLoans (CPHL) Executive Incentive Compensation Plan	X	X
Central Pacific HomeLoans (CPHL) Operations Incentive Compensation Plan	X	X
Central Pacific HomeLoans (CPHL) & Affiliates Sales Commission Compensation Plan	X	X
Community Banking Division—Region & Branch Team Performance Driven Incentive & Recognition Program	X	X
Central Pacific Investment Services (CPIS) Commission Compensation Plan	X	X
Central Pacific Financial Corp. Annual Incentive Plan	X
Pacific Access Mortgage (PACMAN) Executive Incentive Compensation Plan	X	X
Pacific Access Mortgage (PACMAN) Operations Incentive Compensation Plan	X	X
Pacific Access Mortgage (PACMAN) Sales Compensation Plan	X	X
Specialized Markets Team Referral Award Program	X	X
Commercial & Consumer Markets Referral Award Program	X	X
  •
  2013 Stock Compensation Plan—In January 2013, the Committee retained external legal counsel to assist in the development of the 2013 Stock Compensation Plan to supersede the 2004 Stock Compensation Plan which was scheduled to expire in 2014. The 2013 Stock Compensation Plan was presented to, and approved by, the Board and was approved by shareholders at the April 2013 shareholder meeting. Institutional Shareholder Services ("ISS") recommended a vote in favor of the 2013 Stock Compensation Plan.

  •
  2013 Performance Review and Annual Cash Incentive Payment for CEO and Non-CEO NEOs—In February 2014, the Committee conducted a review of John Dean's 2013 annual performance and based on exceeding his performance targets, recommended a cash incentive. In addition, the Committee considered the performance of the non-CEO NEOs as presented by the CEO and approved management's recommended cash incentive.

  •
  2013 Annual Equity Grants for CEO and Non-CEO NEOs—Management developed an annual long-term equity grant program in consultation with external executive compensation consultants, which was presented to and approved by the Committee.

  •
  2013 CEO Annual Performance Goals—CEO Performance Plan—The Committee reviewed, discussed and recommended to the Board annual performance goals for 2013 for the CEO.

  •
  Compensation Committee Charter—The Committee worked with legal counsel to review and update the Committee Charter to reflect changes as a result of TARP redemption.

  •
  TARP Disclosures—All final required disclosures were filed with the US Department of Treasury and Federal Reserve Board as required under TARP.

  •
  Review of 2013 and 2014 Incentive Plans including review with Senior Risk Officer—The Committee reviewed the performance of the 2013 Incentive Plans throughout 2013 to ensure incentive payments were aligned with market, based on plan design changes. In December 2013, the Committee completed a review of the changes for all 2014 incentive plans. Feedback on findings from the SRO's review of incentive compensation plans for unnecessary and excessive risk was provided to the Committee in September and December. The overall finding from the discussions was that the Company's plans, policies and practices did not individually or in their entirety encourage unnecessary or excessive risks that were reasonably likely to have a material adverse effect on the Company or threaten the overall value of the Company.

  •
  Adjustment to 2013 Annual Cash Incentive and 2013 Long-Term Equity Incentive Plan Performance Targets—Management recommended and the Committee approved an upward reforecast of both the 2013 annual core net income and return on average assets targets which impacted both the 2013 Annual Cash Incentive Plan, as well as the 2013 Long-Term Equity Incentive Plan. As a result of this adjustment, plan performance thresholds were also increased accordingly.

  •
  2013 Equity Grant for President & CEO—In September 2012, the Committee approved an equity grant of restricted stock for the President & CEO, with a grant date of February 28, 2013.

  •
  Stock Ownership Guidelines—Stock Ownership Guidelines were revised in September 2013, for better clarity and to ensure proper administration according to the intent of the guidelines.

  •
  Board Self-Assessment of Performance—The Committee completed an annual self-assessment of their performance.

Pay Level and Benchmarking

        Benchmarking is an important part of our executive compensation review process. It includes an external review against peer companies and internal review was based on pay equity, job scope, responsibility and experience. McLagan, an Executive Compensation Consulting firm, is retained to provide consultation to the Committee on the Company's NEO compensation as compared to our peers.

        In late 2012, the Committee retained McLagan to conduct a market analysis focused on how the NEO's compensation, including base pay, short-term cash incentives, a proposed long-term equity grant and other compensation, at target levels of performance compares to the Compensation Peer Group. The Compensation Peer Group was modified in 2012 due to changes in asset size at both CPF and the peers. CPF approved a new peer group of twenty-two (22) banks in September of 2012. As a starting point in the pay deliberation process, the Committee compares individual NEO compensation generally at the 50th percentile of the Compensation Peer Group and reviews how aggregate compensation for the NEOs as a group compares to the peers.

        Compensation was evaluated based on target cash and equity award levels including the 2013 proposed Annual Long-Term Equity program, with equity awards allocated over the relevant performance period for each NEO. As noted earlier, there was very modest movement in salaries in 2013 with only one NEO receiving an adjustment in base salary. The sum of the top five salaries continues to lag the peer group at about 12% below median with total compensation at about 2% below peer median. Each of the NEOs fell within an appropriate range of the market median after taking into account each NEO's unique value and contribution to the Company, individual performance, experience, internal pay equity relationships, and individual roles versus the benchmark positions, with the exception of the Chief Credit Officer whose compensation is benchmarked at the 75th percentile as a result of his management of the information technology group as well as certain operations functions, in addition to the credit division. Our CEO's pay continues to lag the peer group at 32% below peer salary levels and 6% below peer total compensation.

Compensation Peer Group

        The Committee reviews the Compensation Peer Group's composition on an annual basis and modifies the group as necessary to ensure alignment with the Company's compensation philosophy,

structure, and targeted performance levels. The Compensation Peer Group was reevaluated in the fall of 2012 and a new peer group was approved for future benchmarking studies. When benchmarking is used to help determine the actual pay levels of each NEO, the Committee compares comparable positions in the Peer Group and also considers issues of internal pay equity, scope of responsibilities and experience.

        The Peer Group used to benchmark 2013 compensation to market was modified in September 2012 as a result of changes in asset size at both CPF and the peers. The criteria used to select the peer group was as follows:

  1.
  Publicly-traded non-thrift United States banks with executive compensation reported in public filings

  2.
  Focus on Western banks with assets ranging between $2.5 billion and $8 billion and non-Western banks in major metropolitan areas with assets ranging between $3 billion and $8 billion

  3.
  Excludes TARP banks

  4.
  Excludes banks with currently outstanding severe enforcement actions

        The selection criteria resulted in a group of twenty-two (22) peers. CPF is positioned at the forty-eighth (48th) percentile in terms of asset size.

        The Committee approved the following Peer Group for compensation benchmarking for 2013. Peers were selected based on the criteria identified earlier.

Rank	Company Name	Ticker	City	State
1	Western Alliance Group	WAL	Phoenix	AZ
2	CVB Financial Corp.	CVBF	Ontario	CA
3	BancFirst Corporation	BANF	Oklahoma City	OK
4	PacWest Bancorp	PACW	Los Angeles	CA
5	BBCN Bancorp Inc.	BBCN	Los Angeles	CA
6	Independent Bank Corp	INDB	Rockland	MA
7	American Savings Bank, F.S.B.	—	Honolulu	HI
8	Columbia Banking System, Inc.	COLB	Tacoma	WA
9	Pinnacle Financial Partners, Inc.	PNFP	Nashville	TN
10	Westamerica Bancorporation	WABC	San Rafael	CA
11	TowneBank	TOWN	Portsmouth	VA
12	First Financial Bankshares, Inc.	FFIN	Abilene	TX
13	Banner Corporation	BANR	Walla Walla	WA
14	Union First Market Bankshares Corp.	UBSH	Richmond	VA
15	Sandy Springs Bancorp Inc.	SASR	Olney	MD
16	ViewPoint Financial Group, Inc.	VPFG	Plano	TX
17	Washington Trust Bancorp, Inc.	WASH	Westerly	RI
18	Century Bancorp, Inc.	CNBKA	Medford	MA
19	Wilshire Bancorp, Inc.	WIBC	Los Angeles	CA
20	TriCo Bancshares	TCBK	Chico	CA
21	HomeStreet, Inc.	HMST	Seattle	WA
22	Territorial Bancorp Inc.	TBNK	Honolulu	HI

Compensation Framework

        Teamwork continues to be a focus for the organization and has driven compensation decisions in the past, however, in 2013, the CEO began to develop modest differentiation in compensation of the non-CEO NEOs based on scope of position and individual contributions. It is felt, however, given the non-traditional scope of each NEO's role, that a comparison of total compensation to market of the group, rather than the individual was appropriate. The market analysis results were used in determination and support of compensation adjustments described below for 2013.

        Mix of Compensation—In 2013, recognizing our strong financial condition and to ensure market competitiveness, the Committee reinstated an annual long-term equity grant. The Committee felt it important to recognize both short- and long-term performance with a mix of both cash and equity.

        Elements of Compensation—Generally, our executive compensation program consists of the following components to be used in the appropriate combination to meet our compensation philosophy and objectives including responding to changing financial conditions and regulatory restrictions and guidance.

  •
  Salary—Fixed-based pay that reflects each executive's position, individual performance, experience, and expertise. In general, our compensation structure sets base pay at approximately the 50th percentile relative to peer banks. The Chief Credit Officer is benchmarked at the 75th percentile in consideration of the scope of his role, with responsibility for information technology and certain operations functions. The CEO's salary and total compensation lags the peer data as noted earlier under the "Pay Level and Benchmarking" section.

  •
  Annual Variable Cash Compensation—Pay that varies based on performance against annual business objectives. We communicate the associated performance metrics, goals, and award opportunities (expressed as a percentage of salary) to the executives at the beginning of the year.

  •
  Long-Term Incentives—Equity-based awards that align executives' long-term compensation interests with shareholders' investment interest while creating a retention incentive through multi-year vesting. Award amount is determined based on competitive market data and Company performance. Ultimate value to each executive is based on long-term stock performance.

  •
  Other Compensation—includes perquisites, consistent with industry practices in comparable banking companies.

Salary

        We pay our executives cash salaries intended to be competitive and consider the executive's experience, performance, responsibilities, and past and potential contribution to the Company. The objective of paying salary is to provide a base level of compensation to fairly reflect the executive's job and scope of the role performed within the Company. There is no specific weighting applied to the factors considered in setting the level of base salaries, and the Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of our compensation philosophy and objectives, with the guidance and support from an independent executive compensation consultant. While there continues to be a strong focus on collaboration and teamwork, modest adjustments have been made to base salaries over time to recognize the differences in the scope of the positions and individual contributions.

        In making salary decisions, the Committee also considers the positioning of projected total compensation with target-level performance incentives. Because we set incentive opportunities as a percentage of salary, changes in salary have an effect on total compensation. Before recommending salary changes to the Board, the Committee reviews the projected total compensation based on the proposed salaries, considering both internal and external equity, and ensures that total compensation for the CEO and non-CEO NEOs are aligned with the market.

        In 2012 we discontinued the use of salary stock and refocused equity grants to encourage long-term performance through the reinstatement of an executive long-term equity plan. We felt the use of equity focused on longer term goals provided greater alignment with shareholders' interests.

        Only one salary adjustment was made for an NEO in 2013, for Lance A. Mizumoto, to appropriately align his base salary at the 50th percentile of the compensation peer group and to provide recognition for his leadership of the executive team through the development of the short- and long-term strategic plan. The base salaries of all other NEOs were within acceptable range of the peer benchmark, with the exception of the CEO as described in Pay Level Benchmarking section. The table below summarizes the NEOs' annualized salaries in 2013.

Name	Position	2013
John C. Dean	President & CEO	$360,000
Denis K. Isono	Executive Vice President, Chief Financial Officer	$270,000
Lance A. Mizumoto	Executive Vice President, Chief Banking Officer	$270,000
A. Catherine Ngo	Executive Vice President, Chief Administrative Officer	$260,000
Raymond W. Wilson	Executive Vice President, Chief Credit Officer	$260,000

Annual Variable Cash Compensation

        We use annual variable cash compensation to focus executives' attention on current strategic priorities, drive achievement of short-term corporate objectives and to align their interests with our shareholders. Our NEO's participate in an Annual Incentive Compensation Plan under which the Committee approved an incentive pool with funding tied to attainment of ninety-five percent (95%) of targeted core net income with maximum funding capped at two-times target. Actual opportunity for each executive is based on a percentage of base pay as described in the table below, capped at two-times target. If the pool funding is in excess of the amounts earned collectively by NEOs, the remaining balance may be provided as a funded discretionary distribution to NEOs based on performance and/or may be used to increase the incentive opportunity available to non-NEOs.

        Targeted core net income for 2013 was set during the 2013 budgeting process, in the third quarter 2012, and was determined with consideration of the modest growth outlook for the economy, loan yield compression, and slowdown in the mortgage business. Residential lenders had pulled back their projections as rates ticked up and refinance activity declined in the latter part of 2012. As we ended 2012, we saw enhanced loan activity as mortgage lending did not decline as much as expected and interest rates remained stable. Other elements of the loan portfolio showed signs of growth as well. These changes continued in to 2013 resulting in an upward reforecast in our core net income target. The upward reforecast was developed based on the change in momentum for growth, interest rates, fee income and expense control. The upward reforecast core net income goal was considered a stretch as the revised profit targets resulted from setting stretch goals for loan growth within the appropriate credit standards, along with stronger cross sales and efficiency measure targets. Incentive pool funding based on actual results is summarized in the table below with maximum funding capped at two-times target.

Description	Core Net Income	Incentive Pool Funding
Upward Reforecast Core Net Income & Target Incentive Pool Funding	$22,960,000	$900,000
Threshold Funding @ .95% of Target	$21,812,000	$855,000
Actual Result	$28,961,000
% Achieved	126%	$1,135,231
If actual result exceeds adjusted goal by $300,000, pool increases to $ for $ to $1.2M	$23,260,000	$1,200,000
$.25/dollar after $23.26M = Capped at 2xs Target Pool	$5,701,000	$1,800,000

        Performance goals are focused on a common set of corporate goals and a variety of annual performance goals defined as (1) Group—goals specific to the groups each NEO supervises; (2) Team—goals assigned to more than one NEO; and (3) Individual—goals specific to each individual NEO, focused on leadership and development. A summary of the incentive opportunity and goal weighting is as follows:

	Target Incentive Opportunity as a Percent of Base Salary	Annual Performance Goal Categories
Executive		Corporate	Group	Team	Individual
		Goal Weighting
President & CEO	50%	80%	0%	0%	20%
All Other NEO's	40%	20%	30%	30%	20%

        For 2013, the corporate goals assigned to NEOs and the respective results were as follows:

Corporate Goals	Target(1)	Actual	% Achieved
Core Net Income	$22.96 Million	$28.96 Million	126%
Return on Average Assets ("ROAA")	.50%	.63%	126%
Compliance memorandum of understanding	Satisfactory Progress	Achieved	100%
Safety and Soundness FDIC Exam	Satisfactory Results	Achieved	100%
Efficiency Ratio	78.91%	74.97%	105%

(1)
The target goal for core net income and return on average assets was increased mid 2013 due to a better than expected business climate and realized efficiencies in operations.

        For 2013, the group, team and individual goals assigned to each NEO and the respective overall performance result to target including attainment of the corporate goals as noted above is as follows:

        In February 2014, the Committee approved the payment of cash incentives to NEOs. The amount of the awards was based on the results of corporate, group, team and individual goals compared to target. Group and team goals included the following categories: Fee Income, Risk Management, Human Capital and Process Improvement. In addition to the Total Calculated payout, certain NEOs received an additional discretionary incentive payment. The table below summarizes the group, team and individual goals by NEO, including the percentage attained in each category as well as the overall percentage achieved based on both corporate and individual performance.

				Overall Attainment of Goals (incl. Corporate Goals)
	Additional Performance Goals
NEO	Group	Team	Individual
Weighting			20%
Attainment of Goal			188%
John C. Dean			(1) Upward Appraisal Corporate Climate Results	160%
			(2) Progress on Key Information Technology Projects
			(3) Operational Efficiencies
Weighting	30%	30%	20%
Attainment of Goal	170%	200%	100%
Denis K. Isono	(1) Closure of REITS			164%
	(2) Sublease Rental Income
	(3) Process Improvement
	(4) Enhanced Management Reporting	(1) Foreign Exchange Income	(1) Upward Appraisal Corporate Climate Results
	(5) Progress on Key Information Technology Projects
Weighting	0%	60%	20%
Attainment of Goal		180%	150%
Lance A. Mizumoto		(1) Loan and Deposit Growth		160%
		(2) Performance Management
		(3) Development of Customer Service Managers	(1) Upward Appraisal Corporate Climate Results
		(4) Production and Profitability Targets
Weighting	30%	30%	20%
Attainment of Goal	183%	190%	200%
A. Catherine Ngo	(1) Satisfactory Internal Audit Program			184%
	(2) 2014 Incentive Programs	(1) Increase Product Fee Income
	(3) Succession Plans	(2) Satisfactory Regulatory Exams	(1) Upward Appraisal Corporate Climate Results
	(4) Credit and Sales Training	(3)Process and Efficiency Goals
	(5) Operational Efficiencies
Weighting	0%	60%	20%
Attainment of Goal		153%	200%
Raymond W. Wilson		(1) Business Development and Loan Growth		164%
		(2) Credit Quality, Strategies and Policies
		(3) Credit and Sales Training	(1) Upward Appraisal Corporate Climate Results
		(4) Seamless acquisition of Project Management function
		(5) Process and Efficiency Goals

        Target payments and actual incentive payments made to NEO's are summarized in the table below:

	Corporate Goals		Group		Team		Individual		Target Award	Total Earned Award	Total Earned as a % of Target	Funded Discretionary Incentive
Name	$	%	$	%	$	%	$	%	$	$	%	$
John C. Dean	144,000	80%	—	—	—	—	36,000	20%	180,000	288,288	160%	—
Denis K. Isono	21,600	20%	32,400	30%	32,400	30%	21,600	20%	108,000	176,580	164%	—
Lance A. Mizumoto	21,600	20%	—	—	64,800	60%	21,600	20%	108,000	173,016	160%	34,603	(1)
A. Catherine Ngo	20,800	20%	31,200	30%	31,200	30%	20,800	20%	104,000	191,620	184%	10,000	(1)
Raymond W. Wilson	20,800	20%	—	—	62,400	60%	20,800	20%	104,000	170,560	164%	10,000	(1)

(1)
The incentive pool funding provides for distribution of discretionary incentives if the financial performance tied to the funding exceeds certain targets. This additional funding may be shared with both NEOs and non-NEOs. In 2013, based on financial results, there were monies in the funded discretionary incentive pool. Mr. Mizumoto was provided a discretionary incentive based on his leadership and his expanded role representing the Company in the community. Ms. Ngo received a discretionary incentive based on her leadership in the successful implementation of a reduction in work force and early retirement program, intended to support a reduction in operating expense and subsequent improvement in efficiency ratio. Mr. Mr. Wilson led the credit evaluation of student and auto loan purchases in 2013, and played a leadership role in improving the small business loan process.

Long-Term Incentives

        We use long-term incentives ("LTIs") to encourage ownership, foster retention, and align executives' interests with the long-term interests of shareholders.

        In September 2012, the Committee approved an equity grant in the form of restricted stock for John C. Dean, valued at $250,000, with a February 28, 2013 grant date and a one-year time vesting period, in recognition of the required work necessary for the selection and transition of a successor.

        In 2013, the Committee recommended to the Board and the Board approved the implementation of an annual long-term equity grant with a three-year vesting period and both performance and time features. The incentive opportunity for each NEO as well as the plan design was developed in consultation with McLagan, and was validated by McLagan to be aligned with peers. The amount of equity received by each NEO was determined as a percentage of base salary as follows:

Name	Equity Opportunity as a % of Base Pay
John C. Dean	90%
Denis K. Isono	65%
Lance Mizumoto	65%
A. Catherine Ngo	65%
Raymond W. Wilson	65%

        On February 28, 2013, the NEOs received an annual long-term equity grant of Restricted Stock Units ("RSUs"), under the 2004 Stock Compensation Plan with time and performance vesting. The performance vesting targets were 2013 Targeted Core Net Income ("CNI") and 2013 Core Return on Average Assets ("ROAA") goals. The target goal amount and actual attainment of the goals is detailed in the Annual Variable Cash Compensation section above.

        The grant has the following features:

  •
  Two-thirds (66.67%) of RSUs vest based on attainment of Board approved 2013 CNI and ROAA targets, with vesting to occur in equal increments over a three-year period

  •
  One-third (33.33%) of RSUs vest based on time, in equal increments over a three-year period.

        With respect to two-thirds (66.67%) of the RSU grant, assuming 2013 CNI and ROAA targets are met, a stretch opportunity, up to 200% of target, was provided. The stretch level is determined by actual 2013 CNI and ROAA results.

        CNI and ROAA targets were set during the 2013 budgeting process in the third quarter, 2012. As we approached the end of 2012 and in to 2013, we recognized the expected slowdown in the economy and its impact on business was not going to transpire and as a result, both CNI and ROAA targets were reforecast and increased. As of year-end 2013, the CNI and ROAA results exceeded target by 1.32 percent calculated using the matrix below. Accordingly, performance-based shares will vest equally over three years, beginning in 2014.

CORE RETURN ON AVERAGE ASSETS (ROAA) FOR 2013	CORE NET INCOME (CNI) for 2013
	($ IN MILLIONS)
0.92%	1.30	1.45	1.60	1.80	2.00
0.75%	1.15	1.30	1.45	1.60	1.80
0.62%	1.00	1.15	1.30	1.45	1.60
0.48%	0.90	1.00	1.15	1.30	1.45
0.43%	0.80	0.90	1.00	1.15	1.30

	$19.80	$22.00	$28.60	$35.20	$44.00

        Below are the number of RSUs granted on February 28, 2013, separated between performance vesting and time vesting. The performance vesting portion of the grant is shown at both target and actual, with actual attainment of CNI and ROAA exceeding target by 1.32x (132% of target).

Name	Type of Grant	Grant Date	Fair Value	1/3rd of Shares Granted Time Vesting	2/3rd of Shares Granted @ Target Performance Vesting	Actual Performance Vested Shares Based on Attaining 1.32x (132%) of Target
John C. Dean	RSUs	2/28/2013	$15.49	6,972	13,944	18,406
Denis K. Isono	RSUs	2/28/2013	$15.49	3,776	7,553	9,969
Lance A. Mizumoto	RSUs	2/28/2013	$15.49	3,776	7,553	9,969
A. Catherine Ngo	RSUs	2/28/2013	$15.49	3,636	7,274	9,601
Raymond W. Wilson	RSUs	2/28/2013	$15.49	3,636	7,274	9,601

Other Compensation

        NEOs are provided the same level of benefits as all other employees. As such, they are eligible to participate in the Company 401(k) Retirement Savings Plan which provides for a Company match. In addition NEOs receive certain perquisites such as transportation services and spousal travel benefits. The total amounts of these items are reflected in the "All Other Compensation" column of the Summary Compensation Table. The Committee believes that these items enhance the effectiveness of our key executives and are consistent with industry practices in comparable banking companies. The Committee regularly reviews the benefits and perquisites we provide.

Adjustment or Recovery of Awards

        Our long-term incentive plan currently permits us to cancel or terminate outstanding awards for any reason (which would include misstated or restated financial results). In addition, Section 304 of the Sarbanes-Oxley Act mandates the recovery of incentive awards that would not have otherwise have been paid in the event we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct. In that case, the CEO and CFO must reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those twelve (12) months. Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") requires the Securities and Exchange Commission to direct national securities exchanges to prohibit the listing of any security that fails to adopt a compliant clawback policy for any current or former executive officer if the company is required to file a financial restatement as a result of material noncompliance with applicable securities laws. This clawback applies to incentive-based compensation during the 3-year period preceding the date on which the issuer is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. The NYSE has not yet promulgated final rules implementing Section 954 of the Dodd-Frank Act.

Timing of Equity Grants

        On October 25, 2006, we adopted guidelines regarding the equity grant process and related controls. The guidelines, which were reviewed and readopted (with minor changes) on May 20, 2011, are to help ensure that all equity grants are reported and disclosed correctly and accurately, are properly accounted for, and receive proper tax treatment. The grant guidelines are designed to avoid making regular grants during a regularly scheduled Company blackout period, to avoid having the timing of grant dates be affected by material nonpublic information, and to confirm the use of no less than the closing price of our stock on the grant date.

Stock Ownership Guidelines

        On May 31, 2012, the Board reinstated stock ownership guidelines applicable to all Board members and executive officers of the Company and Bank. The purpose of the guidelines is to define ownership expectations for these individuals to more closely align with our shareholders. In 2013, the

Board approved minor changes to the guidelines for clear administration of the program. The following is a summary of the Stock Ownership Guidelines:

Position	Multiple of Base Pay or # of Shares	Timeframe to Achieve Multiple
Non-Employee Directors (Excluding representatives of Anchorage and Carlyle)	25,000 Shares	5 years
CEO/President	50% of the after-tax net amount of shares granted and vested after 5/1/12 until such time as the amount of ownership has a market value of 4 times annual base salary	5 years Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested after the end of the timeframe, must be held until the multiple is achieved.
EVP	50% of the after-tax net amount of shares granted and vested after 5/1/12 until such time as the amount of ownership has a market value of 1 1/2 times annual base salary	5 years Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested after the end of the timeframe, must be held until the multiple is achieved.

Employment Agreements

        None of the current NEOs has an employment agreement with the Company and each is employed on an "at will" basis.

Change-In-Control Agreement

        None of the current NEOs has a change in control agreement.

Tax and Accounting Considerations

        We consider tax and accounting implications in designing our compensation programs. For example, in selecting long-term incentive compensation elements, the Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard ASC Topic 718), we must expense the grant-date fair value of share-based grants such as restricted stock, performance shares, and SARs settled in our stock. The grant-date fair value is amortized and expensed over the service period or vesting period of the grant. In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date. In selecting appropriate incentive devices, the Committee reviews extensive modeling analyses and considers the related tax and accounting issues. Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for non-performance based compensation in excess of $1 million paid to the chief executive officer and the other three most highly compensated executive officers (excluding the chief financial officer) in a taxable year. The Committee has retained the flexibility, however, to pay compensation which is not deductible for tax purposes because it believes that doing so permits it to take into consideration factors that are consistent with good corporate governance and the best interests of our shareholders.

Conclusion

        The Committee and the Board believe that it is important to provide market-based compensation that will attract and retain highly talented executives with the appropriate competencies and skills necessary for the Company's continued success. Such compensation would include the full range of compensation components, including incentive awards that vary with financial performance based on achieving our strategic plan and goals without encouraging excessive and unnecessary risk that could threaten the overall value of the Company. Equally important is the need to maintain shareholder confidence and to comply with regulatory executive compensation restrictions and guidance by developing appropriate compensation structures.

        Therefore, the Committee evaluates our compensation program and its related components on an ongoing basis. Adjustments are made to the compensation structure as appropriate to maintain the Company's competitive position for executive talent, consistent with our compensation philosophy and objectives, and within the parameters of regulatory restrictions and guidance. The Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a thoughtfully designed compensation structure which focuses on the achievement of short-term objectives, and affirms the philosophy for driving long-term shareholder value.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As of December 31, 2013, the Committee of the Company was composed entirely of the following four (4) independent Directors: Christine H. H. Camp (Chair), Alvaro J. Aguirre, Earl E. Fry, and Crystal K. Rose. None of the Committee members were or are former officers or employees of the Company. Relationships that members of the Committee have had and/or maintain with the Company are described in the "Corporate Governance and Board Matters-Director Independence and Relationships" section.

EXECUTIVE COMPENSATION

        The table below summarizes the total compensation earned by each of the NEOs for the fiscal year ended December 31, 2013, 2012 and 2011 to the extent such executives served during such periods. The material terms of compensation of the NEOs are discussed in the Compensation narrative following the Option Exercises and Stock Vested table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John C. Dean,	2013	$360,000	$—	$573,982	$—	$288,288	$—	$40,065	$1,262,335
President & Chief	2012	$411,666	$155,695	$499,991	$500,000	$144,305	$—	$35,905	$1,747,562
Executive Officer	2011	$566,664	$—	$283,329	$—	$—	$—	$20,190	$870,183
Denis K. Isono,	2013	$270,000	$—	$175,486	$—	$176,580	$—	$14,161	$636,227
Executive Vice	2012	$295,002	$113,417	$399,993	$399,993	$86,583		$13,492	$1,308,480
President, Chief Financial Officer	2011	$362,523	$—	$124,991	$—	$—	$—	$13,814	$501,328
Lance A. Mizumoto,	2013	$270,000	$—	$175,486	$—	$207,619	$—	$19,488	$672,593
Executive Vice	2012	$284,249	$138,417	$499,989	$499,987	$86,808	$—	$15,394	$1,524,844
President, Chief Banking Officer
A. Catherine Ngo,	2013	$260,000	$—	$168,996	$—	$201,620	$—	$12,582	$643,198
Executive Vice	2012	$285,002	$116,624	$399,993	$399,993	$83,376	$—	$5,262	$1,290,250
President, Chief	2011	$360,008	$—	$124,991	$—	$—	$—	$58,030	$543,029
Administrative Officer
Raymond W. Wilson,	2013	$260,000	$—	$168,996	$—	$180,560	$—	$2,869	$612,425
Executive Vice	2012	$285,002	$116,624	$399,990	$399,991	$83,376	$—	$7,559	$1,292,542
President, Chief	2011	$360,008	$35,000	$124,991	$—	$—	$—	$23,516	$543,515
Credit Officer
(c)
For year 2013, this column represents actual salary earned at year-end 2013.

(e)
For year 2013, this column represents the value of Restricted Stock Units (RSUs), granted on February 28, 2013, at the closing share price of $15.49. With respect to two-thirds (66.67%) of the grant, vesting is based on attainment of Board approved 2013 Core Net Income (CNI) and Core Return on Average Assets (ROAA) targets. Once targets are met, a stretch opportunity, to earn up to 200% of target, was provided. Based on the closing price at the time of grant of $15.49, the value of the performance-vested RSUs (66.67% of the total) that the NEOs were eligible to receive at the maximum performance level is as follows: John C. Dean—$431,985, Denis K. Isono—$233,992, Lance A. Mizumoto—$233,992, A. Catherine Ngo—$225,349, and Raymond W. Wilson—$225,349. Once attainment level is determined, vesting of shares will occur equally over a three-year period. With respect to the remaining one-third (33.33%) portion of the grant, vesting is time-based, whereby shares vest equally over a three-year period.

For John C. Dean, this column also includes a Board approved grant of restricted stock made on February 28, 2013 for 16,139 shares due to exemplary leadership and to ensure a smooth transition once a successor has been identified. Total value of the award was $250,000 based on the closing share price of $15.49 on February 28, 2013. Full vesting will occur one year from date of grant, on February 28, 2014.

(g)
For year 2013, this column represents a Board-approved annual cash incentive for the NEOs, based on corporate, group, team and individual performance metrics and funded discretionary payments for Lance A. Mizumoto, A. Catherine Ngo and Raymond W. Wilson.

(i)
This column represents other compensation earned by the NEOs, including, but not limited to, 401(k) Company contributions, parking benefits, social and/or country club dues, transportation services, travel, and housing allowance as detailed below, for each NEO during 2013. The table below further details "All Other Compensation" reported in the Summary Compensation Table.

Name	401(k) Retirement Savings Plan	Other Compensation	Total All Other Compensation
John C. Dean	$10,200	$29,865(1)	$40,065
Denis K. Isono	$10,100	$3,961(2)	$14,161
Lance A. Mizumoto	$10,200	$9,288(3)	$19,488
A. Catherine Ngo	$10,200	$2,382(4)	$12,582
Raymond W. Wilson	$—	$2,869(5)	$2,869

In addition to parking and group life insurance fringe benefits, the Other Compensation column in the table above includes the following:

(1)
Mr. Dean—includes spousal travel and $25,221 in transportation services

(2)
Mr. Isono—includes transportation services and spousal travel

(3)
Mr. Mizumoto—includes transportation services, spousal travel and $6,402 in club dues

(4)
Ms. Ngo—includes transportation services and spousal travel

(5)
Mr. Wilson—includes transportation services spousal travel.

NON-QUALIFIED DEFERRED COMPENSATION

        On July 1, 2008, the Company implemented a non-qualified deferred compensation plan that allows employees (including the NEOs) with an annual base salary of $90,000 or greater to defer up to 80% of base pay and/or 100% of annual bonuses and commissions earned for a specified year on a pre-tax basis. The plan does not feature any matching or other contributions from the Company. John Dean elected to defer 15% of his base salary, equivalent to $54,000, under the Central Pacific Bank Deferred Compensation Plan in 2013.

        A participant is always 100% vested in his or her deferred amounts. Deferred amounts under the Central Pacific Bank Deferred Compensation Plan are subject to adjustment for appreciation or depreciation in value based on hypothetical measurement funds in one or more of the available measurement funds chosen by the participant. The participant's deferred amounts are generally payable beginning on the earliest to occur of (a) a specified time chosen by the participant, (b) the participant's death, (c) the participant's disability, (d) a separation of service (either at the time of separation or six (6) months (6) after the separation in the case of a key employee, or (e) an "unforeseeable emergency." For distributions due to a disability or upon a separation from service due to retirement, the participant may choose to receive deferred amounts as a lump-sum payment or in annual installments over a period not to exceed fifteen (15) years. Distributions for all other events will be made in the form of a lump sum.

        The Bank's obligations with respect to the deferred amounts under the Central Pacific Bank Deferred Compensation Plan are payable from its general assets. The assets are at all times subject to the claims of the Company's general creditors.

        Set forth below is information regarding the amounts deferred by or for the benefit of the NEOs in 2013.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregrate Earnings in Last FY	Aggregrate Withdrawals/ Distributions	Aggregrate Balance at Last FYE
John C. Dean	$54,000	$0	$25,241	$0	$136,051
Denis K. Isono	$0	$0	$0	$0	$0
Lance A. Mizumoto	$0	$0	$0	$0	$0
A. Catherine Ngo	$0	$0	$0	$0	$0
Raymond W. Wilson	$0	$0	$0	$0	$0

        The table below shows the funds available under the Central Pacific Bank Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2013, as reported by the administrator of the Plan.

Name of Fund	Rate of Return
Fixed Income Vanguard VIF Money Market	0.11%
Vanguard VIF Short Term Investment Grade	1.08%
Vanguard VIF Total Bond Index	-2.29%
Vanguard VIF High Yield Bond	4.35%
Large Cap Vanguard VIF Diversified Value	29.40%
Vanguard VIF Equity Income	30.04%
Vanguard VIF Total Stock Market Index	16.33%
Vanguard VIF Equity Index	33.28%
Vanguard VIF Capital Growth	32.18%
Vanguard VIF Growth	38.48%
MidCap Vanguard VIF MidCap Index	35.28%
Small Cap Vanguard VIF Small Company Growth	34.93%
Foreign/Global Vanguard VIF International	46.54%
Balanced Vanguard VIF Balanced	19.88%
Specialty Vanguard VIF REIT Index	2.33%

 GRANTS OF PLAN-BASED AWARDS

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #
						Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards(4) $
											Exercise or Base Price of Awards $
Name	Grant Type	Grant Date	Threshold $	Target $	Max $	Threshold #	Target #	Max #
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
John C. Dean	Cash Incentive(1)			$288,288	360,000
	RSA(2)	2/28/13							16,139		$15.49	$249,993
	RSU(3)	2/28/13							6,972		$15.49	$107,996
	RSU(3)	2/28/13				11,155	13,944	27,888			$15.49	$215,993
Denis K. Isono	Cash Incentive(1)			$176,580	216,000
	RSU(3)	2/28/13							3,776		$15.49	$58,490
	RSU(3)	2/28/13				6,042	7,553	15,106			$15.49	$116,996
Lance A. Mizumoto	Cash Incentive(1)			$207,619	216,000
	RSU(3)	2/28/13							3,776		$15.49	$58,490
	RSU(3)	2/28/13				6,042	7,553	15,106			$15.49	$116,996
A. Catherine Ngo	Cash Incentive(1)			$201,620	208,000
	RSU(3)	2/28/13							3,636		$15.49	$56,322
	RSU(3)	2/28/13				5,819	7,274	14,548			$15.49	$112,674
Raymond W. Wilson	Cash Incentive(1)			$180,560	208,000
	RSU(3)	2/28/13							3,636		$15.49	$56,322
	RSU(3)	2/28/13				5,819	7,274	14,548			$15.49	$112,674

(1)
The funding of ICP requires a minimum level of overall Company performance before any individual incentive award can be made. The incentive pool is funded upon achieving a minimum of 95% of targeted core net income. Once the threshold is achieved, the bonus earned is prorated from 100% of target with a maximum opportunity capped at two times target.

In February 2014, the Committee approved the payment of cash incentives to the NEOs, based on the Company exceeding its 2013 targeted core net income. Individual target incentives are based on a percentage of salary, 50% for Mr. Dean and 40% for the non-CEO NEOs. This equates to a target incentive of $180,000 for Mr. Dean; $108,000 for Messrs. Mizumoto and Isono; and $104,000 for Mr. Wilson and Ms. Ngo. Actual 2013 award payouts are reflected under "Target" and were calculated based on individual performance results and attainment of 126% of targeted core net income. For Lance A. Mizumoto, A. Catherine Ngo and Raymond W. Wilson, the amount noted also includes a funded discretionary incentive.

(2)
On February 28, 2013, John Dean received a Board approved grant of RSA, with a one-year vesting period.

(3)
On February 28, 2013, the NEOs received a Board approved grant of RSUs, with the following features:

•
One-third (33.33%) of RSUs vest based on time, in equal increments over a three-year period.

•
Two-thirds (66.67%) of RSUs vest based on attainment of Board approved 2013 CNI and ROAA targets, with vesting to occur in equal increments over a three-year period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards							Stock Awards
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan: # of Unearned Options	Option Exercise Price ($)	Option Expiration Date	Vesting Date	# of Shares/ Units of Stock Not Vested		Market Value of Shares/ Units Not Vested	Equity IP: # of Unearned Shares, Units, or Other Rights Not Vested		Equity IP: Market or Payout Value of Unearned Shares, etc. Not Vested $
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)		(i)	(j)		(k)
John C. Dean								16,139	(4)	$324,071
	25,406	25,407	(1)		$14.31	5/2/2022	5/2/2014
								37,944	(5)	$761,916
								6,972	(6)	$139,998
								18,406	(7)	$369,592
Denis K. Isono	150				$652.00	3/15/2015	3/15/2008
	136				$702.00	3/15/2016	3/15/2009
	29				$718.00	3/15/2017	3/15/2010
	1,175				$377.60	3/12/2018	3/12/2011
	8,298	33,195	(2)		$14.31	5/2/2022
								7,454	(8)	$149,676
											18,635	(9)	$374,191
								3,776	(6)	$75,822
								9,969	(7)	$200,178
Lance A. Mizumoto	60				$702.00	3/15/2016	3/15/2009
	13				$718.00	3/15/2017	3/14/2010
	113				$377.60	3/12/2018	3/12/2011
	113				$79.00	3/11/2019	3/11/2012
	9,336	37,344	(2)		$14.31	5/2/2022
	1,085	4,343	(3)		$14.77	11/30/2022
								8,386	(8)	$168,391
											20,964	(9)	$420,957
								903	(10)	$18,132
											2,257	(11)	$45,321
								3,776	(6)	$75,822
								9,969	(7)	$200,178
A. Catherine Ngo	8,298	33,195	(2)		$14.31	5/2/2022
								7,454	(8)	$149,676
											18,635	(9)	$374,191
								3,636	(6)	$73,011
								9,601	(7)	$192,788
R. William Wilson	7,261	29,046	(2)		$14.31	5/2/2022
	1,085	4,343	(3)		$14.77	11/30/2022
								6,522	(8)	$130,962
											16,306	(9)	$327,424
								903	(10)	$18,132
											2,257	(11)	$45,321
								3,636	(6)	$73,011
								9,601	(7)	$192,788

(1)
On May 2, 2012, the Board approved stock options for Mr. Dean, of which one-half vested on May 2, 2013 and the remaining one-half vests on May 2, 2014.

(2)
On May 2, 2012, the Board approved stock options for Messrs. Isono, Mizumoto and Wilson, and Ms. Ngo. These options have a five-year graded vesting schedule in which vesting is in equal increments over a five-year period.

(3)
On November 30, 2012, the Board approved stock options for Messrs. Mizumoto and Wilson. One-fifth of these options vested on May 2, 2013 and the remaining four-fifths vest equally each year, thereafter.

(4)
On February 28, 2013, the Board approved a grant of RSAs to Mr. Dean, with a one-year vesting period.

(5)
On May 2, 2012, the Board approved a grant of RSAs to Mr. Dean. This award had a two-year step vesting schedule in which two-fifths vested on May 2, 2013, and was subject to attainment of Board approved 2012 targeted core net income and core return on average assets. The remaining three-fifths vests on May 2, 2014, and was subject to Board approved 2012 to 2013 cumulative core net income and core return on average assets targets, with stretch opportunity up to 300% of award. Earned but unvested award is represented, based on performance results. Actual performance results were 181% of target.

(6)
On February 28, 2013, the Board approved a grant of RSUs to the NEOs, of which one-third (33.33%) of the grant vests equally over a three-year period. This represents the one-third (33.33%) portion of the grant.

(7)
On February 28, 2013, the Board approved a grant of RSUs to the NEOs, of which two-thirds (66.67%) of the grant was subject to attainment of 90% (threshold) of Board approved 2013 targeted CNI and Core Return on Average Assets, with stretch opportunity up to 200% of award. Vesting of shares occurs equally over a three-year period. Earned but unvested award is represented, based on performance results. Actual performance results were 132% of target.

(8)
On May 2, 2012, the Board approved a grant of RSUs to Messrs. Isono, Mizumoto and Wilson, and Ms. Ngo. One-third of the award vests equally over a five-year period and was subject to Board approved 2012 targeted core net income and core return on average assets targets.

(9)
Per "8" above, the remaining two-thirds vests at a rate of three-fifths on the third anniversary and one-fifth on the fourth and fifth anniversaries, subject to Board approved 2012 to 2014 cumulative core net income and core return on average assets targets, with a stretch opportunity up to 300% of award.

(10)
On November 30, 2012, the Board approved a grant of RSUs to Messrs. Mizumoto and Wilson. One-third of the grant vests equally over a five-year period on May 2 of each year, and was subject to Board approved 2012 targeted core net income and core return on average assets targets.

(11)
Per "10" above, the remaining two-thirds vests at a rate of three-fifths on May 2, 2015, and one-fifth each year the following two years, subject to Board approved 2012 to 2014 cumulative core net income and core return on average assets targets, with a stretch opportunity up to 300% of award.

OPTIONS EXERCISED AND STOCK VESTED

        No options were exercised by any NEO in 2013. The following stock vested for NEOs in 2013.

		Option Awards		Stock Awards
Executive Name	Grant Date	# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting	Value Realized on Vesting
John C. Dean	5/2/2011			9,630	$159,954
	5/2/2012			13,976	$232,141
Denis K. Isono	5/2/2011			8,497	$141,135
	5/2/2012			1,863	$30,944
Lance A. Mizumoto	5/2/2011			8,497	$141,135
	5/2/2012			2,096	$34,815
	11/30/2012			225	$3,737
A. Catherine Ngo	5/2/2011			8,497	$141,135
	5/2/2012			1,863	$30,944
R. William Wilson	5/2/2011			8,497	$141,135
	5/2/2012			1,630	$27,074
	11/30/2012			225	$3,737

PENSION BENEFITS

        The Company froze its Defined Benefit Pension Plan on December 31, 2002. None of the current NEOs accrued any benefit under the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The narrative and tables below summarize the estimated amounts payable to each NEO under various termination scenarios, assuming they had occurred on December 31, 2013. The Company does not currently maintain employment agreements with any of the NEOs that provide for termination-related compensation. In addition, none of the NEOs employed as of December 31, 2013 were eligible to receive any payments at, following, or in connection with any termination or change-in-control of the Company beyond those available generally to all salaried employees.

Payments Upon Termination for Good Reason, Termination without Cause, or Resignation

        None of the NEOs are covered under employment agreements that provide for any additional payments or benefits beyond those generally available to other employees if they terminate their employment for good reason, are terminated by the Company without cause, or they voluntarily resign, assuming a change-in-control has not occurred.

Potential Payments Upon a Change-in-Control

        As of December 31, 2013, each of the NEOs held unvested options, RSUs or RSAs granted under the Company's 2004 Stock Compensation Plan (the "2004 Plan"). Under the 2004 Plan and in accordance with the individual award agreements, if a change-in-control occurs, the vesting on certain outstanding awards will accelerate regardless of whether or not employment terminates. Certain other awards provide for accelerated vesting upon a change-in-control only in the event that employment also terminates in connection with the change-in-control.

        The table below shows the amounts to which each NEO would be entitled upon a change-in-control as of December 31, 2013 assuming: (1) a change-in-control occurs without an associated termination of employment and (2) employment terminates in connection with a change-in-control. These values represent amounts beyond what each NEO would receive upon voluntary termination as of December 31, 2013.

Accelerated Vesting of Equity Awards(1)

	Change-in-Control	Change-in-Control with Associated Termination
John C. Dean	$—	$1,742,191
Denis K. Isono	$—	$617,219
Lance A. Mizumoto	$23,058	$701,055
A. Catherine Ngo	$—	$607,013
Raymond W. Wilson	$23,058	$605,538

(1)
Each of the NEOs held unvested equity as of December 31, 2013. The values shown reflect the intrinsic value of accelerated stock options, restricted stock, and restricted stock units based on the Company's closing stock price on December 31, 2013 of $20.08 per share.

Payments Upon Termination for Cause

        If the Company terminates any NEO's employment for cause, it will not make any payments or provide any benefits beyond what is generally available to other employees in this termination scenario.

Payments Upon Death or Disability

        Upon death or disability, each officer (or the officer's estate) will receive benefits under the Company's disability plan or payments under the life insurance plan, as appropriate. These benefits are generally available to all employees of the Company. Aside from these payments, upon death or disability as of December 31, 2013, none of the NEOs would receive accelerated vesting of outstanding equity or any additional payments above what they would otherwise be entitled to receive upon voluntary termination.

 DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board recommends the election of the nine (9) nominees listed below as directors, to serve a one-year term expiring at the 2015 Annual Meeting of Shareholders and until their respective successors are elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office.

Alvaro J. Aguirre
James F. Burr
Christine H. H. Camp
John C. Dean
Earl E. Fry
Paul J. Kosasa
Duane K. Kurisu
Colbert M. Matsumoto
Crystal K. Rose

        For more information regarding the background of each of the nominees for director, see the section titled "ELECTION OF DIRECTORS" and "DIRECTORS' AND EXECUTIVE OFFICERS' INFORMATION." The persons named as "proxy" in the enclosed form of proxy will vote the shares represented by all validly returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named above should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

        The election of directors requires a plurality of the votes cast "FOR" the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the nine (9) directorships to be filled at the meeting will be filled by the nine (9) nominees receiving the highest number of "FOR" votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NINE (9) NOMINEES.

 PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Board has appointed KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. KPMG LLP audited the Company's financial statements for the fiscal year ended December 31, 2013, and has audited the Company's financial statements since the Company's inception in 1982. Representatives of KPMG LLP are expected to attend the Meeting. The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement, if they desire to do so.

        The Company is asking its shareholders to ratify the selection of KPMG LLP as its independent registered public accounting firm (as it has done in prior years) because it believes it is a matter of good corporate practice. If the Company's shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

        Services Rendered By And Fees Paid To Independent Registered Public Accounting Firm.    The following sections describe the services rendered by KPMG LLP to the Company, and fees paid by the Company to KPMG LLP for such services, for the fiscal years ended December 31, 2012 and December 31, 2013. KPMG LLP acted as the independent registered public accounting firm for the Company for the fiscal years ended December 31, 2012 and December 31, 2013 and performed the Company's audit services in fiscal years 2012 and 2013.

          Audit Fees.     The audit fees include only fees that are customary under generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and are the aggregate fees the Company incurred for professional services rendered for the audit of the Company's annual financial statements, the audit of internal controls over financial reporting, reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and regulatory and statutory engagements related to the aforementioned statements. Audit fees were $1,109,000 for the fiscal year ended December 31, 2012, and $929,000 for the fiscal year ended December 31, 2013, respectively.

          Audit-Related Fees.     Audit-related fees include fees for assurance and related services that are related to the performance of the audit of the financial statements, but are not reported under audit fees. These services include audits of the Company's retirement plans and audits of financial statements and internal controls for the mortgage banking activities. Audit-related fees were $117,500 for the fiscal year ended December 31, 2012, and $119,000 for the fiscal year ended December 31, 2013, respectively.

          Tax Fees.     Tax fees include only fees the Company incurred for professional services rendered for preparation of the Company's tax return, tax filings, and tax consulting. Tax fees were $134,700 for the fiscal year ended December 31, 2012, and $306,600 for the fiscal year ended December 31, 2013, respectively.

          All Other Fees.     All other fees include the fees billed for services rendered by KPMG LLP other than those services covered above. For the fiscal years ended December 31, 2012 and December 31, 2013, there were no other fees billed.

        The Audit Committee of the Board established a policy in 2003 to pre-approve all services provided by KPMG LLP. Each service to be provided by KPMG LLP is presented for pre-approval at the Audit Committee's regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at their next regular meeting. All engagements with KPMG LLP that commenced during 2004 and since then have been pre-approved in accordance with the pre-approval policy.

        The Audit Committee considered whether the provision of audit-related services, tax services, and all other services is compatible with maintaining the independence of KPMG LLP.

        The Board has submitted its appointment of KPMG LLP for ratification by the Company's shareholders. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

 PROPOSAL 3

ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

        The Company is required to permit a separate non-binding shareholder vote to approve the compensation of its executives, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material).

        This proposal, commonly known as a "Say-On-Pay" proposal permits shareholders to endorse or not endorse the Company's executive compensation program through the following resolution:

  "Resolved, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        Because the shareholders' vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        Currently the Say-On-Pay vote, as determined by the Board following a shareholder advisory vote at the 2011 Annual Meeting of Shareholders, is to be held annually. The next scheduled Say-On-Pay vote after the Meeting will occur at the 2015 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

 PROPOSAL 4

RATIFICATION OF TAX BENEFITS PRESERVATION PLAN EXTENSION

        On November 23, 2010, the Board adopted a Tax Benefits Preservation Plan dated as of November 23, 2010 (the "Plan") between the Company and Wells Fargo Bank, National Association, a national banking association, as Rights Agent (the "Rights Agent"), in an effort to protect substantial tax assets of the Company. The Plan became effective upon adoption by the Board, and was subsequently ratified by the Company's shareholders on April 27, 2011. On January 31, 2014, the Company and the Rights Agent entered into an amendment to the Plan to extend the Plan's final expiration date by up to two (2) additional years (until February 18, 2016) (the "Extension"). The Board is providing an opportunity for the shareholders to ratify the decision by the Board to adopt the Extension.

Purpose of the Plan

        The purpose of the Plan is to protect shareholder value by preserving the Company's ability to use certain tax assets, such as net operating loss carryforwards ("NOLs"), to offset future income and thereby reduce potential future federal income tax obligations. As of December 31, 2013, the Company had NOLs for U.S. federal income tax purposes of approximately $206.5 million to carry forward to 2014 and later. These NOLs could be used to reduce future U.S. federal income tax liability by a total of approximately $66.6 million. The Company has already successfully used $22 million of NOLs to reduce future U.S. federal income tax between January 1, 2011 and December 31, 2012. Because the amount and timing of the Company's future taxable income cannot be accurately predicted, we cannot estimate the exact amount of NOLs that can ultimately be used to reduce the Company's income tax liability. Although we are unable to quantify an exact value, we believe that the NOLs are a valuable asset of the Company and the Board believes it is in the best interests of the Company and its shareholders to attempt to deter the imposition of limitations on their use by adopting the Extension.

        The Company's use of the NOLs in the future would be significantly limited if it experiences an "ownership change" for U.S. federal income tax purposes. Under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), in general, an "ownership change" will occur if there is a cumulative increase in the Company's ownership by "5-percent shareholders" (as defined in the Code) that exceeds 50 percentage points over a rolling three-year period. Calculating whether an ownership change has occurred is subject to inherent uncertainty resulting from the complexity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. The Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person from becoming a beneficial owner of 4.99% or more of the then outstanding shares of Common Stock (a "Threshold Holder"). There is no guarantee, however, that the Plan, as extended by the Extension, will prevent the Company from experiencing an ownership change.

        A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change tax assets in an amount generally equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments).

        After giving careful consideration to this issue, the Board had concluded that the Extension is in the best interests of the Company and its shareholders and therefore adopted the Extension on January 31, 2014.

Summary Description of the Plan and Extension

        The following description of the Plan and Extension is only a summary and is qualified in its entirety by reference to the Tax Benefits Preservation Plan, as amended by the Extension, which is attached as Appendix A to this Proxy Statement. Please carefully read the Plan in its entirety.

        The Rights.    On November 23, 2010, the Board declared a dividend of one preferred share purchase right (a "Right") in respect of each share of Common Stock outstanding at the close of business on November 30, 2010 (the "Plan Record Date"), and to become outstanding between the Plan Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (each as defined in the Plan). The Rights are intended to protect the Company's NOLs by deterring any person or group from triggering Section 382 of the Code by acquiring 5% or more of the outstanding Common Stock without approval of the Board. The Rights were issued pursuant to the terms of the Plan. Prior to the Distribution Date, the Rights are evidenced by, and trade with, the Common Stock and are not exercisable. After the Distribution Date, the Company will cause the Rights Agent to mail rights certificates to shareholders and the Rights will trade independently of the Common Stock. A Rights holder has none of the rights of a shareholder of the Company, including the right to vote and to receive dividends or any liquidation rights. The Plan includes anti-dilution provisions designed to maintain the effectiveness of the Rights. The issuance of Rights is not taxable to holders of the Company's Common Stock for U.S. federal income tax purposes.

        Exercise Price.    Each Right represents the right to purchase, upon the terms and subject to the conditions in the Plan, 1/10,000th of a share of Junior Participating Preferred Stock, Series C, no par value ("Preferred Share"), for $6.00, subject to adjustment as described in the Plan (the "Purchase Price").

        Exercise of Rights.    The Rights will separate from the Common Stock and become exercisable on the date (the "Distribution Date") which is the earlier of:

  •
  the close of business on the 10th business day after the date (the "Shares Acquisition Date") of the first public announcement by the Company in a press release expressly referring to the Plan indicating that an Acquiring Person (as defined below) has become such; and

  •
  the close of business on the 10th business day (or such later day as may be designated by the Board prior to a Shares Acquisition Date) after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person.

        Acquiring Person.    An "Acquiring Person" means any person who or which, together with its affiliates is a Threshold Holder (i.e.,  beneficially owns 4.99% or more of the Common Stock) other than (i) the United States government, (ii) the Company or any subsidiary or employee benefit plan or compensation arrangement of the Company, (iii) any person who or which, together with its affiliates, was on the Record Date a Threshold Holder, (iv) Carlyle Financial Services Harbor, L.P. (an affiliate of Carlyle), ACMO-CPF, L.L.C. (an affiliate of Anchorage) or any of their respective affiliates, (v) any person who or which would be a Threshold Holder as a result of a redemption by the Company, (vi) any person who or which the Board determines, in its sole discretion, has inadvertently become a Threshold Holder so long as such person promptly divests sufficient shares, and (vii) any person that has become a Threshold Holder if the Board in good faith determines that the attainment of such status has not jeopardized or endangered the Company's utilization of the NOLs.

        Consequence of a Person or Group Becoming an Acquiring Person; Flip-In Right.    On or after the Distribution Date, (i.e., on or after a person or group becomes and Acquiring Person), each Right (other than Rights that are or were beneficially owned by the Acquiring Person, which Rights would become void) would entitle the holder thereof to purchase, for the Purchase Price, that number of shares of Common Stock of the Company having a market value of twice the Purchase Price (a "Flip-in") based on the per share market price of the Common Stock on the date of the occurrence of such event.

        Exchange Option.    At any time after the Shares Acquisition Date, the Board may, at its option, exchange all or part of the then outstanding and exercisable Rights for Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustments and limitations described in the Plan. This "exchange" feature of the Plan is designed to provide flexibility in circumstances where the Acquiring Person holds less than a majority of the outstanding Common Stock; it gives the Board the option to implement the dilutive effect of the Rights by causing, without any action of the holders of the Rights, the automatic exchange of each outstanding Right (except for those held by the Acquiring Person) for one share of Common Stock at any time prior to the Acquiring Person's becoming the beneficial owner of more than 50% of the outstanding Common Stock.

        Redemption.    The Board may, at its option, redeem all, but not fewer than all, of the then outstanding Rights at a redemption price of $0.0001 (subject to adjustment as described in the Plan) per Right at any time prior to the Shares Acquisition Date. Once the Rights are redeemed the only right of the holders of Rights will be to receive the redemption price.

        Expiration.    The Rights will expire on the earlier of (i) the close of business on the date that is the fifth anniversary of the Closing Date under the investment agreements entered into with Carlyle and Anchorage (February 18, 2016), (ii) the time at which all Rights are redeemed, (iii) the time at which all Rights are exchanged, (iv) such time as the Board determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the NOLs, and (v) a date prior to the Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of the Company and its shareholders.

        Amendments.    The Company may from time to time, before the Shares Acquisition Date, supplement or amend the Plan without the approval of any holders of Rights (or, prior to the Distribution Date, the holders of Common Stock). After the Shares Acquisition Date, the Plan shall not be amended in any manner that would adversely affect the interests of the holders of Rights.

Other Considerations

        The Board believes that attempting to safeguard the Company's tax assets as described above is in the best interests of the Company and its shareholders. Nonetheless, the Plan could have certain potentially negative consequences:

        Potential Effects on Liquidity.    The Plan is expected to deter shareholders from acquiring, directly or indirectly, additional shares of our Common Stock in excess of the specified limitations (subject to the grant of exemptions as described in the Plan). Furthermore, a shareholder's ability to dispose of our Common Stock may be limited by reducing the class of potential acquirers for such stock.

        Potential Impact on Value.    Because the Plan may restrict a shareholder's ability to acquire Common Stock, the market value of the Common Stock may be affected. The Plan could discourage or prevent accumulations of substantial blocks of shares in which shareholders might receive a substantial premium above market value. However, we believe these disadvantages are outweighed by the importance of maintaining the availability of the Company's tax benefits. The Board did not adopt the Plan to discourage shareholders from accumulating Common Stock; the purpose of the Plan is to reduce the risk that the Company may be unable to fully utilize its NOLs as a result of future transfers of Common Stock. The Board recognizes that there may be instances when an acquisition of shares by a shareholder would cause that shareholder to become a Threshold Holder under the Plan even if that acquisition would not jeopardize the availability of the NOLs. For this reason, the Plan exempts from the definition of an Acquired Person any person who has become a Threshold Holder if the Board determines in good faith that the attainment of such status has not jeopardized the Company's utilization of its NOLs. We have also retained the ability under the Plan for the Board to redeem the Rights or cause the Plan to expire if the Board determines that the Rights are no longer in the best interests of the Company or of its shareholders.

        Future Use and Amount of the NOLs is Uncertain.    Our use of the NOLs depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income or the NOLs at such time will exceed any potential Section 382 limitation.

Shareholder Ratification

        Although the Plan is in effect, the Rights have been issued to shareholders and the Extension has been adopted, shareholders are being asked to ratify the Extension. Neither the Company's charter documents, Hawaii law or the Plan require shareholder ratification of the Extension. The vote of the shareholders is advisory and therefore it will not be binding on the Board. No amendment to or early termination of the Plan, as extended, will occur unless the Board determines to take action to do so, which it is not required to do.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

 PROPOSAL 5

APPROVAL OF EXTENSION OF A PROTECTIVE AMENDMENT TO OUR RESTATED
ARTICLES OF INCORPORATION TO RESTRICT CERTAIN TRANSFERS OF STOCK IN ORDER
TO PRESERVE THE TAX TREATMENT OF NET OPERATING LOSSES AND
CERTAIN UNREALIZED TAX BENEFITS

General

        The Board previously approved an amendment to the Company's restated articles of incorporation (the "Protective Amendment") to protect its ability to use certain tax assets, such as net operating loss carryforwards (the "Tax Benefits"), to offset future income, as described below. The Protective Amendment was approved by the Company's shareholders and became effective on May 2, 2011. On January 31, 2014, the Board of Directors, subject to approval by shareholders, approved an extension of the Protective Amendment by two (2) additional years (until May 2, 2016) (the "Protective Amendment Extension") and is hereby soliciting shareholder approval for the Protective Amendment Extension.

Purpose of the Protective Amendment

        The purpose of the Protective Amendment is the same as the purpose of the Plan as described under "Proposal 4: Ratification of Tax Benefits Preservation Plan Extension—Purpose of the Plan" above, as both the Plan and the Protective Amendment are designed to protect the same tax assets. See "Proposal 4: Ratification of Tax Benefits Preservation Plan Extension" above for a description of our NOLs, Section 382 of the Code and "ownership change."

        There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change. The Protective Amendment Extension provides a more effective means to protect the Tax Benefits for an additional two (2) year period, as it is designed to block and void transfers of stock that could result in an ownership change until May 2, 2016. However, the Protective Amendment Extension also does not offer a complete protection and an ownership change may occur even if the Protective Amendment Extension is adopted. The full terms of the Protective Amendment, as proposed to be amended by the Protective Amendment Extension, can be found in the accompanying Appendix B.

        The Board urges shareholders to carefully read this Proposal 5, including the items discussed below under the heading "Certain Considerations Related to the Protective Amendment Extension" and the full terms of the Protective Amendment.

        There are limitations on the enforceability of the Protective Amendment against shareholders who do not vote to adopt it that may allow an ownership change to occur. The limitations of the Protective Amendment are described in more detail below. Because of the limitations of the Plan, the Board believes that the Protective Amendment Extension is needed and that it will serve as an important tool to help prevent an ownership change for an additional two (2) years that could substantially reduce or eliminate the significant long-term potential of our Tax Benefits. Accordingly, the Board unanimously recommends that shareholders adopt the Protective Amendment Extension.

        If approved by our shareholders, the "Expiration Date," as set forth in the Protective Amendment, will be amended to read as follows:

        "Expiration Date" means the earliest of (i) the Close of Business on the date that is the fifth (5th) anniversary of May 2, 2011, (ii) such time as the Board determines, in its sole discretion, that this Article XI is no longer necessary for the preservation of existence of the Tax Benefits and (iii) a date on which the Board determines, in its sole discretion, that this Article XI is no longer in the best interests of the Corporation and its shareholders;

Description of Protective Amendment

        The following description of the Protective Amendment, including the Protective Amendment Extension, is qualified in its entirety by reference to the full text of the Protective Amendment. Please read the Protective Amendment, including the Protective Amendment Extension, as attached hereto as Appendix B, in its entirety as the discussion below is only a summary.

        Prohibited Transfers.    Subject to certain restrictions, the Protective Amendment restricts any direct or indirect transfer of our Stock (such as transfers of our Common Stock that result from the transfer of interests in other entities that own our Common Stock) if the effect would be to:

  •
  cause the transferee to become a Threshold Holder; or

  •
  cause the beneficial ownership of our stock by any Threshold Holder to increase.

        Exceptions for transfers that would otherwise be prohibited include transfers: (i) to a public group of persons each of whom owns, directly or indirectly, less than five percent (5%) of the outstanding Common Stock (including a new public group), (ii) approved by the Board prior to their consummation or if involuntary, as soon as practicable after consummation, (iii) relating to a merger or consolidation affecting all holders of Common Stock and upon consummation the acquiror will own at least a majority of the outstanding shares of Common Stock or (iv) by the Company to an underwriter or placement agent for distribution to the public, under certain circumstances. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our Common Stock, to provide all information reasonably requested regarding such person's direct and indirect ownership of our Common Stock.

        These transfer restrictions may result in the delay or refusal of certain requested transfers of our Common Stock, or prohibit ownership (thus requiring dispositions) of our Common Stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our Common Stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain "options" (which are broadly defined by Section 382) with respect to our Common Stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

        Consequences of Prohibited Transfers.    Upon adoption of the Protective Amendment Extension, for up to an additional two-year period (until May 2, 2016), any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our Common Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such Common Stock, or in the case of options, receiving our Common Stock in respect of their exercise. In this proxy statement, our Common Stock purportedly acquired in violation of the Protective Amendment is referred to as "prohibited shares."

        In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the prohibited shares to our agent along with any dividends or other distributions paid with respect to such prohibited shares. Our agent is required to sell such prohibited shares in an arm's-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such prohibited shares received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the purchase price (or in the case of gift, inheritance or similar transfer, the fair market value of the prohibited shares on the date of the prohibited transfer) paid by the purported purchaser to acquire such prohibited shares, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the prohibited shares are sold by the purported purchaser, such person will be treated as having sold the prohibited shares on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent our agent grants written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

        Modification and Waiver of Transfer Restrictions.    The Board will have the discretion to approve a transfer of our Common Stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our shareholders' best interests. If the Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our Tax Benefits. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Amendment or the status of our federal income tax benefits, including (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board that the transfer will not result in a limitation on the use of the Tax Benefits under Section 382. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

        The Board may establish, modify, amend or rescind bylaws, regulations and procedures for purposes of determining whether any transfer of Common Stock would jeopardize our ability to use our Tax Benefits.

        Other Exceptions.    Notwithstanding the restrictions described above, the Protective Amendment permits a Person to acquire stock pursuant to a merger, tender offer or other transaction pursuant to which such Person will own at least a majority of the outstanding Common Stock and in which all shareholders are offered the same opportunity to receive cash, stock or other consideration.

Implementation and Expiration of the Protective Amendment Extension

        If our shareholders adopt the Protective Amendment Extension, we intend to promptly file the Protective Amendment Extension with the Department of Commerce and Consumer Affairs of the State of Hawaii, and upon their acceptance thereof the Protective Amendment Extension will become effective. We intend to immediately thereafter enforce the restrictions in the Protective Amendment Extension to preserve the future use of our Tax Benefits up to May 2, 2016. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our Common Stock in uncertificated form and to disclose such restrictions to the public generally.

        If the Protective Amendment Extension is approved, the Protective Amendment would expire on the earliest of (i) May 2, 2016, (ii) such time as the Board determines this Protective Amendment is no longer necessary and (iii) the date the Board determines that the Protective Amendment is no longer in our and our shareholders' best interest.

Effectiveness and Enforceability

        Although the Protective Amendment Extension is intended to reduce the likelihood of an ownership change for an additional two-year period, we cannot eliminate the possibility that an ownership change will occur before May 2, 2016 even if the Protective Amendment Extension is adopted given that:

  •
  The Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our shareholders' best interests.

  •
  The Protective Amendment Extension may not be enforceable with respect to shares owned by holders who vote against the Protective Amendment Extension or whose shares are not voted on the Protective Amendment Extension and, in addition, a court could find that part or all of the Protective Amendment Extension is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Hawaii, our jurisdiction of incorporation, a corporation is allowed to impose transfer restrictions for reasonable purposes, provided the type of restriction is not manifestly unreasonable. We have determined that the Protective Amendment Extension is a reasonable restriction with a reasonable purpose, as it may allow us to prevent an ownership change and the loss of our ability to use our Tax Benefits. Hawaii law provides that transfer restrictions with respect to shares of our Common Stock issued prior to the effectiveness of the restrictions will be effective against (i) shareholders with respect to shares that were voted in favor of the restrictive proposal and (ii) purported transferees of shares that were voted in favor of the restrictive proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or, if the shares are uncertificated, the existence is noted on a written statement of information required by Hawaii law or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). Therefore, except as described in the section entitled "Certain Contractual Agreements" below, shareholders who hold our Common Stock prior to the approval of Proposal 5, and who vote against Proposal 5 or whose shares are not voted on Proposal 5, and their transferees, may not be bound by such restrictions. The Protective Amendment Extension will be deemed to be valid and enforceable against the holder who votes in favor of the Protective Amendment Extension or a transferee of the holder so long as the existence of the restriction is noted conspicuously on the front or back of the certificate or is contained in an information statement provided to holders of uncertificated shares. We intend to cause shares of our Common Stock issued after the effectiveness of the Protective Amendment Extension to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Hawaii law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our Common Stock in uncertificated form. Nonetheless, a court could find that the Protective Amendment Extension is unenforceable, either in general or as applied to a particular shareholder or fact situation.

        Despite the adoption of the Protective Amendment Extension, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur during the period ending prior to May 2, 2016 even if the Protective Amendment Extension is made effective. As a result of these and other factors, the Protective Amendment Extension serves to reduce, but does not eliminate, the risk that we will undergo an ownership change for an additional two years.

Certain Considerations Related to the Protective Amendment Extension

        The Board believes that attempting to protect our Tax Benefits as described above under "Proposal 5" is in our and our shareholders' best interests; however, we cannot eliminate the possibility that an ownership change will occur prior to May 2, 2016 even if the Protective Amendment Extension is adopted. Please consider the items discussed below in voting on Proposal 5.

        The Internal Revenue Service ("IRS") could challenge the amount of our Tax Benefits or claim we experienced an ownership change, which could reduce the amount of our Tax Benefits that we can use or eliminate our ability to use them altogether.    The IRS has not audited or otherwise validated the amount of our Tax Benefits. The IRS could challenge the amount of our Tax Benefits, which could limit our ability to use our Tax Benefits to reduce our future income tax liability. In addition, the complexity of Section 382's provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our Tax Benefits even if the Protective Amendment is in place.

        Continued Risk of Ownership Change.    Although the Protective Amendment Extension is intended to reduce the likelihood of an ownership change, we cannot assure you that it would prevent all transfers of our Common Stock that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the Protective Amendment's restrictions on acquisition of our Common Stock will be enforceable against our shareholders, and they may be subject to challenge on equitable or other grounds, as discussed above under this Proposal 5.

        Potential Effects on Liquidity.    The Protective Amendment Extension will restrict a shareholder's ability to acquire, directly or indirectly, additional Common Stock in excess of the specified limitations. Furthermore, a shareholder's ability to dispose of our Common Stock may be limited by reducing the class of potential acquirers for such Common Stock. In addition, a shareholder's ownership of our Common Stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our Common Stock and consult their own legal advisors and/or us to determine whether their ownership of our Common Stock approaches the restricted levels.

        Potential Impact on Value.    Because certain buyers, including persons who wish to acquire more than 4.99% of our Common Stock and certain institutional holders who may not be comfortable holding our Common Stock with restrictive legends, may not be able to purchase our Common Stock, the Protective Amendment Extension could depress the value of our Common Stock in an amount that could more than offset any value preserved from protecting our Tax Benefits. Regardless of whether the Protective Amendment Extension is approved, all shares will remain subject to the Plan, as amended, which may also depress the value of our Common Stock. Furthermore, the Protective Amendment permits a Person to acquire stock pursuant to a merger, tender offer or other transaction pursuant to which such Person will own at least a majority of the outstanding Stock and in which all shareholders are offered the same opportunity to receive cash, stock or other consideration.

        Anti-Takeover Impact.    The reason the Board adopted the Protective Amendment Extension is to continue to preserve the long-term value of our Tax Benefits. The Protective Amendment Extension, if adopted by our shareholders, could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to become Threshold Holders and the ability of persons existing Threshold Holders from acquiring additional shares of our Common Stock without the approval of the Board for an additional two years. However, the Protective Amendment Extension proposal is not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

        Effect of the Protective Amendment if you vote for it.    Regardless of the amount of Common Stock you own, if you vote for the Protective Amendment Extension, you would not be allowed to transfer your direct or indirect interest in any Common Stock or option to acquire Common Stock to any person to the extent that such transfer would cause the transferee or any other person to become a Threshold Holder, or would cause the beneficial ownership of a Threshold Holder to increase, without the approval of our Board except under limited circumstances.

        Effect of the Protective Amendment Extension if you vote against it or do not vote in favor of it.    If you vote "No" or your shares are not voted on the proposal, the transfer restrictions may not apply to the shares held by you, although they will still be subject to the Company's Plan. Under the laws of the State of Hawaii, our jurisdiction of incorporation, a corporation is allowed to impose transfer restrictions for reasonable purposes, provided the type of restriction is not manifestly unreasonable. We have determined that the Protective Amendment Extension is a reasonable restriction with a reasonable purpose, as it may allow us to prevent an ownership change and the loss of our ability to use our Tax

Benefits. Hawaii law provides that transfer restrictions with respect to shares of our Common Stock issued prior to the effectiveness of the restrictions will be effective against (i) shareholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted in favor of this proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or, if the shares are uncertificated, the existence is noted on a written statement of information required by Hawaii law or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). Therefore, shareholders who hold our Common Stock prior to the approval of Proposal 5, and who vote against Proposal 5 or whose shares are not voted on Proposal 5, and their transferees, may not be bound by such restrictions. The Protective Amendment Extension will be deemed to be valid and enforceable against the holder who votes in favor of the Protective Amendment Extension or a transferee of the holder so long as the existence of the restriction is noted conspicuously on the front or back of the certificate or is contained in an information statement provided to holders of uncertificated shares. We intend to cause shares of our Common Stock issued after the effectiveness of the Protective Amendment Extension to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Hawaii law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our Common Stock in uncertificated form. Nonetheless, a court could find that the Protective Amendment Extension is unenforceable, either in general or as applied to a particular shareholder or fact situation.

Dissenters' Rights

        Under Hawaii law, holders of our Common Stock will not be entitled to appraisal or other dissenters' rights with respect to the approval of the amendment to the Company's restated articles of incorporation proposed under Proposal 5. For additional important information, see the section entitled "Effectiveness and Enforceability."

Required Vote

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of Proposal 5. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote on Proposal 5 at the Meeting, the persons named in the proxy will vote the shares FOR Proposal 5. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. Approval by shareholders of Proposal 5 is not conditioned upon approval of any other proposal set forth herein, nor is approval of any other proposal set forth herein conditioned upon approval of Proposal 5. If the Protective Amendment Extension is not approved, the Protective Amendment will expire on May 2, 2014 in accordance with its original terms.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

 PROPOSALS OF SHAREHOLDERS

        Shareholder proposals intended to be considered for inclusion in the Company's Proxy Statement and voted on at the Company's regularly scheduled 2015 Annual Meeting of Shareholders must be received at the Company's offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by no later than one hundred twenty (120) calendar days before the first anniversary date of the release of this Proxy Statement, (i.e. by no later than November 14, 2014) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Applicable SEC rules and regulations govern the submission of shareholder proposals and the Company's consideration of them for inclusion in next year's proxy statement and form of proxy. For any proposal that is not submitted for inclusion in next year's proxy statement (as described above), but is instead sought to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on January 28, 2015 and advises shareholders in next year's proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on January 28, 2015.

        The Company's Bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the Proxy Statement. A shareholder may obtain a copy of these procedures from the Company's Corporate Secretary. In addition to other applicable requirements, for business to be properly brought before the 2014 Annual Meeting of Shareholders, a shareholder must give notice of the matter to be presented at the Meeting in a proper written form to the Company's Corporate Secretary. The Corporate Secretary must receive this written notice at the principal offices of the Company not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the preceding year's annual meeting. Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the Meeting.

OTHER BUSINESS

        The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board.

Incorporation by Reference

        To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the United States Securities Act of 1933, as amended, or the Exchange Act, as amended, the sections of this Proxy Statement entitled "COMPENSATION COMMITTEE REPORT" and "REPORT OF THE AUDIT COMMITTEE" will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: March 14, 2014	CENTRAL PACIFIC FINANCIAL CORP.
Glenn K.C. Ching Senior Vice President and Corporate Secretary

APPENDIX A

CENTRAL PACIFIC FINANCIAL CORP.

and

WELLS FARGO BANK, National association
tax benefits preservation plan

Dated as of November 23, 2010

As Amended on January 31, 2014

TAX BENEFITS PRESERVATION PLAN

        This Tax Benefits Preservation Plan (this "Plan"), dated as of November 23, 2010 between Central Pacific Financial Corp., a corporation organized under the laws of the State of Hawaii (the "Company"), and Wells Fargo Bank, National Association, a national banking association (the "Rights Agent").

        WHEREAS, the Company and certain of its Subsidiaries (as defined below) have generated certain Tax Benefits (as defined below) for United States federal income tax purposes, and the Company desires to avoid an "ownership change" within the meaning of Section 382 of the Code (as defined below) and thereby preserve the Company's ability to utilize such Tax Benefits;

        WHEREAS, the Company has entered into an investment agreement, dated as of November 4, 2010, with Carlyle Financial Services Harbor, L.P. ("Carlyle") and an investment agreement, dated as of November 4, 2010, with ACMO-CPF, L.L.C. ("Anchorage") (collectively, the "Investment Agreements"), which require the Company to take all action necessary to implement a Section 382 shareholder rights plan as soon as practicable but in any event prior to the closing date under the Investment Agreements;

        WHEREAS, the Board of Directors of the Company (the "Board") has authorized and declared a dividend of one preferred share purchase right (a "Right") in respect of each Common Share (as defined below) of the Company outstanding at the Close of Business (as defined below) on November 30, 2010 (the "Record Date"), each such Right representing the right to purchase 1/10,000th of a Preferred Share (as defined below) upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment) in respect of each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date, and the Final Expiration Date (as such terms are defined below); and

        WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as defined below), the exercise of Rights and other matters referred to herein.

        IN CONSIDERATION of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        SECTION 1.    CERTAIN DEFINITIONS.    For purposes of this Plan, the following terms have the meanings indicated:

          (a)   "Acquiring Person" shall mean any Threshold Holder (as defined below) except:

    (i)
    the U.S. Government;

    (ii)
    any Exempt Person;

    (iii)
    any Grandfathered Person (as defined below);

    (iv)
    Carlyle, Anchorage or any of their respective Affiliates which becomes a Beneficial Owner of Company Securities pursuant to the applicable Investment Agreement and any Person who or which acquires Company Securities from any of the foregoing in compliance with the applicable Investment Agreement;

    (v)
    any Person who or which would qualify as a Threshold Holder as a result of a redemption of Company Securities by the Company;

    (vi)
    any Person who or which the Board determines, in its sole discretion, has inadvertently become a Threshold Holder, so long as such Person (or its Affiliate) promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Company Securities so that such Person is no longer a Threshold Holder; and

    (vii)
    any Person that has become a Threshold Holder if the Board in good faith determines that the attainment of such status has not jeopardized or endangered the Company's utilization of the Tax Benefits.

          (b)   "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Plan (the "Exchange Act"), and to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose Common Securities would be deemed to be (i) constructively owned by such first Person, (ii) owned by a "single entity" as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or (iii) otherwise aggregated with shares owned by such first Person, in each case pursuant to the provisions of the Code, or any successor or replacement provision, and the Treasury Regulations thereunder.

          (c)   A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," and shall have "Beneficial Ownership" of, any Company Securities or any Rights, as applicable; (i) which such Person directly owns or (ii) which such Person would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an "option" pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Company Securities or Rights, as applicable, owned by any Affiliate of such Person); provided that a Person shall not be treated as "Beneficially Owning" Company Securities pursuant to clause (i) above to the extent that such Person does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Company Securities.

          (d)   "Board" shall have the meaning set forth in the Recitals.

          (e)   "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Hawaii are authorized or obligated by law or executive order to close.

          (f)    "Close of Business" on any given date shall mean 5:00 p.m., Hawaii time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Hawaii time, on the next succeeding Business Day.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

          (h)   "Common Shares" when used with reference to the Company shall mean the shares of common stock, no par value per share, of the Company.

          (i)    "Company Securities" shall mean Common Shares and any other interest that would be treated as "stock" of the Company pursuant to Treasury Regulation Section 1.382-2T(f)(18).

          (j)    "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth (10) Business Day after a Shares Acquisition Date and (ii) the Close of Business on the tenth (10) Business Day (or such later day as may be designated prior to a Shares Acquisition Date by the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would or could be an Acquiring Person; provided, however, that if either of such dates occurs after the date of this Plan and on or prior to the Record Date, then the Distribution Date shall be the Record Date.

          (k)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, unless otherwise expressly specified.

          (l)    "Exempt Person" shall mean the Company, any Subsidiary (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary, or any entity or trustee holding Company Securities to the extent organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement.

          (m)  "Expiration Date" shall mean the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, (iii) the time at which all Rights are exchanged as provided in Section 24, (iv) such time as the Board determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the Tax Benefits and (v) a date prior to a Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and this Plan are no longer in the best interests of the Company and its shareholders.

          (n)   "Final Expiration Date" shall mean the Close of Business on the date that is the fifth (5th) anniversary of the closing under the Investment Agreements; provided that if a Shares Acquisition Date occurs fewer than thirty (30) days prior to such date, then the Final Expiration Date shall be the date that is thirty (30) days after the Shares Acquisition Date.

          (o)   "Grandfathered Person" shall mean any Person who or which, together with all Affiliates of such Person, was on the Record Date, the Beneficial Owner of 4.99% or more of the Company Securities outstanding on such date. Any Grandfathered Person who, together with all of its Affiliates, subsequently becomes the Beneficial Owner of less than 4.99% of the Company Securities shall cease to be a Grandfathered Person.

          (p)   "Person" shall mean any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of Persons making a "coordinated acquisition" of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.

          (q)   "Preferred Shares" shall mean shares of Junior Participating Preferred Stock, Series C, no par value per share, having the rights and preferences set forth in the Certificate of Designation attached as Exhibit A to this Plan.

          (r)   "Purchase Price" shall mean the price (subject to adjustment as provided herein) at which a holder of a Right may purchase 1/10,000th of a Preferred Share (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $6.00.

          (s)   "Redemption Date" shall mean the time at which the Rights are redeemed as provided in Section 23 hereof.

          (t)    "Section 382" means Section 382 of the Code, or any comparable successor provision.

          (u)   "Securities Act" means the Securities Act of 1933, as amended.

          (v)   "Shares Acquisition Date" shall mean the date of the first public announcement by the Company in a press release expressly referring to this Plan indicating that an Acquiring Person has become such.

          (w)  "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          (x)   "Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a "net unrealized built-in loss" within the meaning of Section 382 and the Treasury Regulations promulgated thereunder, of the Company or any Subsidiary.

          (y)   "Threshold Holder" means any Person who or which, together with all Affiliates of such Person, shall be the Beneficial Owner of 4.99% or more of (i) the Common Shares then outstanding or (ii) any class of Company Securities (other than Common Shares) then outstanding.

          (z)   "Trading Day" means a day on which the principal national securities exchange or over-the-counter market on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.

          (aa) "Treasury Regulation" means any final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

          (bb) "U.S. Government" means any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States or any instrumentality or agency thereof.

        SECTION 2.    OTHER DEFINITIONAL AND INTERPRETATIVE PROVISIONS.    The words "hereof", "herein" and "hereunder" and words of like import used in this Plan shall refer to this Plan as a whole and not to any particular provision of this Plan. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Plan unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Plan as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Plan. Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to any statute, rules or regulations shall be deemed to refer to such statute, rules or regulations as amended from time to time and to any successors thereto.

        SECTION 3.    APPOINTMENT OF RIGHTS AGENT.    The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable and, upon acceptance of such appointment by a co-Rights Agent, the provisions of this Plan applicable to the Rights Agent shall be deemed also to apply to such co-Rights Agent.

        SECTION 4.    ISSUE OF RIGHT CERTIFICATES.

          (a)   Prior to a Distribution Date, (x) the Rights will be evidenced (subject to the provisions of Section 4(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (or, if Common Shares are uncertificated, the registration of such Common Shares on the stock transfer books of the Company) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b)   As soon as practicable after the adoption of this Plan, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on such date (and, if such date is prior to the Record Date, then on the Record Date to such holders as were not included in such prior mailing), at the address of such holder shown on the records of the Company. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares (or, if Common Shares are uncertificated, the transfer on the stock transfer books of the Company of such Common Shares) outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          (c)   Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to such certificates the following legend:

      This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Tax Benefits Preservation Plan between Central Pacific Financial Corp. and Wells Fargo Bank, National Association. dated as of November 23, 2010 (the "Plan"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Central Pacific Financial Corp. Under certain circumstances, as set forth in the Plan, such rights may be redeemed, may become exercisable for securities or assets of the Company, may be exchanged for Common Shares or other securities or assets of the Company, may expire, may become void (including if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or maybe evidenced by separate certificates and will no longer be evidenced by this certificate. Central Pacific Financial Corp. will mail to the holder of this certificate a copy of the Plan without charge after receipt of a written request therefor.

        If any uncertificated Common Shares become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, or the Final Expiration Date, the registration of such Common Shares on the stock transfer books of the Company shall evidence one Right for each such Common Share and the Company shall mail to every Person that holds such Common Shares a confirmation of the registration of such Common Share and Right on the stock transfer books of the Company, which confirmation will contain the above legend.

        In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

        SECTION 5.    FORM OF RIGHT CERTIFICATES.    The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to custom and common usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of 1/10,000ths of a Preferred Share as shall be set forth therein at the Purchase Price, but the number of such one 1/10,000ths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

        SECTION 6.    COUNTERSIGNATURE AND REGISTRATION.    The Right Certificates shall be executed on behalf of the Company by its Executive Chairman or President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such person was not such an officer.

        Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

        SECTION 7.    TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST, OR STOLEN RIGHT CERTIFICATES.    Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 8(e) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of 1/10,000ths of a Preferred Share as the Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Rights Certificates until the registered holder of the Rights Certificate has complied with the requirements of Section 8(f). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 8(e), 8(f), 14 and 24, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

        Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to the Company and the Rights Agent of the loss, theft, destruction or mutilation of the Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company and the Rights Agent, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

        SECTION 8.    EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

          (a)   The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the Rights then to be exercised, at or prior to the Expiration Date.

          (b)   The Purchase Price for each 1/10,000th of a Preferred Share pursuant to the exercise of a Right shall initially be $6.00, shall be subject to adjustment from time to time as provided in Section 12 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c)   Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the total number of 1/10,000ths of a Preferred Share to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 10 hereof by certified check, cashier's check, or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased (or, if the Preferred Shares are uncertificated, request from such transfer agent a statement setting forth such number of Preferred Shares to be purchased for which registration will be made on the stock transfer books of the Company) and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing such number of 1/10,000ths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, and (ii) after receipt of such certificates (or, if the Preferred Shares are uncertificated, such statement), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder.

          (d)   In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such person's duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e)   Notwithstanding anything in this Plan to the contrary, any Rights Beneficially Owned by (i) an Acquiring Person from and after the date on which the Acquiring Person becomes such or (ii) a transferee of Rights Beneficially Owned by an Acquiring Person who (A) becomes a transferee after the public announcement relating to a Shares Acquisition Date with respect to an Acquiring Person who was identified on the Shares Acquisition Date or (B) becomes a transferee with respect to an Acquiring Person (or an Affiliate thereof) and receives such Rights (I) with actual knowledge that the transferor is or was an Acquiring Person (or an Affiliate of an Acquiring Person) or (II) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or an Affiliate thereof) to holders of equity interests in such Acquiring Person (or in such Affiliate thereof) or to any Person with whom the Acquiring Person (or an Affiliate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 8(e), shall become null and void without any further action, and no holder of such Rights (other than a transferee not of a type described in clause (ii)) shall have any rights whatsoever with respect to such Rights, whether under this Plan or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 8(e) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any transferee of an Acquiring Person hereunder. No Right Certificate shall be issued pursuant to Section 4 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Affiliate thereof or to any nominees of such Acquiring Person or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled.

          (f)    Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer pursuant to Section 7 or exercise pursuant to this Section 8 unless the registered holder of the applicable Rights (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, and (ii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

          (g)   The Company hereby waives application of each standstill or other similar provision relating to Company Securities by which a registered holder of Rights is bound as of the date of this Plan to the extent necessary to permit such registered holder to exercise such Rights in accordance with this Plan.

        SECTION 9.    CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.    All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records relating to rights certificates cancelled or destroyed by the Rights Agent.

        SECTION 10.    AVAILABILITY OF PREFERRED SHARES.    The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 8. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully-paid and nonassessable shares.

        The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates (or, if uncertificated, the registration on the stock transfer books of the Company) or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates (or, if uncertificated, to register on the stock transfer books of the Company) or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

        SECTION 11.    PREFERRED SHARES RECORD DATE.    Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        SECTION 12.    ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS.    The Purchase Price, the number of Preferred Shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 12.

          (a)   (i)    In the event the Company shall at any time after the date of this Plan (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as provided in this Section 12(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such person would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

             (ii)  Subject to Section 24 of this Plan, following the Shares Acquisition Date, each holder of a Right, other than Rights which have become void pursuant to the provisions of Section 8(e), shall have a right to receive, upon exercise thereof pursuant to Section 8(a) at a price equal to the then current Purchase Price multiplied by the number of 1/10,000ths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Plan and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of 1/10,000ths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 12(d) hereof) on the date of the occurrence of such event (such number of shares, the "Adjustment Shares").

            (iii)  In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing paragraph (ii), the Company may substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

          (b)   In case the Company shall fix a record date for the issuance of rights, options, or warrants to all holders of Preferred Shares entitling such holders (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares or securities convertible into Preferred Shares at a price per Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares) less than the then current per share market price of the Preferred Shares (as defined in Section 12(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options, or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c)   In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 12(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d)   For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 12(d)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as defined below) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such system then in use, or, if on any such date the Security is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. If the Preferred Shares are not publicly held or so listed or traded, "current per share market price" shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to the foregoing provisions of this Section 12(d) (appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof), multiplied by ten thousand 10,000. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

          (e)   No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 12(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/10,000th of a Preferred Share or to the nearest 1/10,000th of any other share as the case may be. Notwithstanding the first sentence of this Section 12(e), any adjustment required by this Section 12 shall be made no later than the Expiration Date.

          (f)    If as a result of an adjustment made pursuant to Section 12(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 12(a) through (c), inclusive, and the provisions of Sections 8, 10 and 11 with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g)   All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of 1/10,000ths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h)   Unless the Company shall have exercised its election as provided in Section 12(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 12(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of 1/10,000ths of a Preferred Share (calculated to the nearest 1/10,000th of a Preferred Share) obtained by (i) multiplying (x) the number of 1/10,000ths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i)    The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of 1/10,000ths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of 1/10,000ths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest 1/10,000th) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 12(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holder shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j)    Irrespective of any adjustment or change in the Purchase Price or the number of 1/10,000ths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of 1/10,000ths of a Preferred Share which was expressed in the initial Right Certificates issued hereunder.

          (k)   Before taking any action that would cause an adjustment reducing the Purchase Price below 1/10,000ths of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable Preferred Shares at such adjusted Purchase Price.

          (l)    In any case in which this Section 12 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m)  Anything in this Section 12 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 12, as and to the extent that it in its sole discretion shall determine to be advisable in order that (i) any consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current per share market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares, or (v) issuance of rights, options, or warrants referred to hereinabove in Section 12(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

          (n)   In the event that at any time after the date of this Plan and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of 1/10,000ths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of 1/10,000ths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Shares outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Shares outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 12(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

        SECTION 13.    CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.    Whenever an adjustment is made as provided in Section 12 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

        SECTION 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a)   The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, such number of Rights or Right Certificates shall be rounded to the nearest whole number and thereafter such whole number of Rights or Right Certificates, as applicable, shall be issued or distributed.

          (b)   The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of 1/10,000th of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of 1/10,000th of a Preferred Share). Fractions of Preferred Shares in integral multiples of 1/10,000th of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges, and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of 1/10,000th of a Preferred Share, the Company shall round the Preferred Shares to the nearest 1/10,000th of a Preferred Share.

          (c)   The holder of a Right by the acceptance of the Right expressly waives such person's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

        SECTION 15.    RIGHTS OF ACTION.    All rights of action in respect of this Plan, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such person's own behalf and for such person's own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such person's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Plan.

        SECTION 16.    AGREEMENT OF RIGHT HOLDERS.    Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a)   prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b)   after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

          (c)   the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share) is registered as the absolute owner of such certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d)   notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as reasonably practicable.

        SECTION 17.    RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.    No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

        SECTION 18.    CONCERNING THE RIGHTS AGENT.

          (a)   The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Plan and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with its duties under this Plan, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Rights Agent's gross negligence or intentional misconduct.

          (b)   The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Plan in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

        SECTION 19.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.    Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Plan any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

        If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at the time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

        SECTION 20.    DUTIES OF RIGHTS AGENT.    The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a)   The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b)   Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Executive Chairman or President, any of the Vice Presidents, or the Treasurer of the Company, in the manner specified in Section 6, and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Plan in reliance upon such certificate.

          (c)   The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or intentional misconduct. In no case will the Rights Agent be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such damages. Any liability of the Rights Agent will be limited to the amount of fees paid by the Company hereunder.

          (d)   The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e)   The Rights Agent shall not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 8(e) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 4, 12, 23, or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Plan or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully-paid and non assessable.

          (f)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

          (g)   The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Executive Chairman or President, any of the Vice Presidents, or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

          (h)   The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or any other legal entity.

          (i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or to any holder of Rights resulting from any such act, default, neglect, or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

        SECTION 21.    CHANGE OF RIGHTS AGENT.    The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon thirty (30) days notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and after a Distribution Date, to the holders of the Rights Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and after a Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates by first class mail. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        SECTION 22.    ISSUANCE OF NEW RIGHTS CERTIFICATES.    Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Plan.

        SECTION 23.    REDEMPTION.

          (a)   The Rights may be redeemed by action of the Board pursuant to paragraph (b) of this Section 23 and shall not be redeemed in any other manner.

          (b)   The Board may, at its option, at any time prior to the Shares Acquisition Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board may be made effective at such time on such basis and with such conditions as the Board in its sole discretion may establish.

          (c)   Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (b) of this Section 23 and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights pursuant to paragraph (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

        SECTION 24.    EXCHANGE.

          (a)   The Board may, at its option, at any time after a Shares Acquisition Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 8(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"); provided, however, that in connection with any exchange effected pursuant to this Section 24, no holder of Rights shall be entitled to receive Common Shares (or other shares of capital stock of the Company) that would result in such holder, together with such holder's Affiliates, becoming the Beneficial Owner of more than 4.99% of the then-outstanding Common Shares. If a holder would, but for the previous sentence, be entitled to receive a number of shares that would otherwise result in such holder, together with such holder's Affiliates, becoming the Beneficial Owner of in excess of 4.99% of the then-outstanding Common Shares (such shares, the "Excess Exchange Shares"), in lieu of receiving such Excess Exchange Shares and to the extent permitted by law or orders applicable to the Company, such holder will be entitled to receive an amount in cash equal to current per share market price of a Common Share at the Close of Business on the Trading Day following the date the Board effects the forgoing exchange multiplied by the number of Excess Exchange Shares that would otherwise have been issuable to such holder. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Promptly after the action of the Board electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive Common Shares in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become null and void pursuant to Section 8(e)) outstanding immediately prior thereto by mailing such notice in accordance with Section 26. Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the "Trust Agreement"). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the "Trust") all or some (as designated by the Board) of the Common Shares (or other securities) issuable pursuant to the exchange, and all or some (as designated by the Board) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering Common Shares (or other such securities) in any Person's name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates (or former Beneficial Owners thereof and their Affiliates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 8(e) and not transferable or exerciseable or exchangeable in connection herewith. Any Common Shares or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable Common Shares or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued. Approval by the Board of this Agreement shall constitute a determination by the Board that such consideration is adequate.

          Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b)   Immediately upon the effective date of the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent on the effective date of said action of the Board ordering the exchange of Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 8(e) hereof) held by each holder of Rights.

          (c)   In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with subsection (a) of this Section 24, the Company may substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

          (d)   The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares (or, if uncertificated, register fractional Common Shares on its stock transfer books). In lieu of such fractional Common Shares, the Company shall round the number of Common Shares to the nearest whole number of Common Shares.

        SECTION 25.    NOTICE OF CERTAIN EVENTS.

          (a)   If the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights, or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination, or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Preferred Shares or Common Shares, as the case may be, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares or Common Shares, as the case may be, for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares or Common Shares, as the case may be.

          (b)   In case any of the events set forth in Section 12 hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such events which notice shall describe such event and the consequences of such event to holders of Rights under Section 12 hereof.

        SECTION 26.    NOTICES.    Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

    Central Pacific Financial Corp.
    220 South King Street, Suite 2200 (Legal Division)
    Honolulu, Hawaii 96813
    Attention: General Counsel

        Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

    Wells Fargo Bank, National Association
    161 N. Concord Exchange
    South St. Paul, Minnesota 55075
    Attention: Account Management

        Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company (or the Rights Agent on and after the Distribution Date).

        SECTION 27.    SUPPLEMENTS AND AMENDMENTS.    The Company may from time to time supplement or amend this Plan without the approval of any holders of Right Certificates (or, prior to the Distribution Date, the Common Shares) to make any provision with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent whether or not it would adversely affect the holders of Right Certificates; provided, however, that from and after the Shares Acquisition Date, this Plan shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Notwithstanding the foregoing, the Company may at any time prior to the Shares Acquisition Date amend this Plan to lower the thresholds set forth in Section 1(y).

        SECTION 28.    SUCCESSORS.    All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        SECTION 29.    BENEFITS OF THIS AGREEMENT.    Nothing in this Plan shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy, or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

        SECTION 30.    SEVERABILITY.    If any term, provision, covenant, or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. However, in the event that any such provision, covenant, or restriction of this Plan, or any portion thereof, shall be declared unenforceable because of its scope, breadth, or duration, then it shall be modified to the scope, breadth, or duration permitted by law and shall continue to be fully enforceable in such jurisdiction as so modified.

        SECTION 31.    GOVERNING LAW.    This Plan and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Hawaii and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, without regard to any conflicts of laws principles thereof; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

        SECTION 32.    COUNTERPARTS.    This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

        SECTION 33.    DESCRIPTIVE HEADINGS.    Descriptive headings of the several Sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed and attested, all as of the day and year first above written.

CENTRAL PACIFIC FINANCIAL CORP.
By:	/s/ JOHN C. DEAN
	Name:	John C. Dean
	Title:	Executive Chairman
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ SUZANNE M. SWITS
Authorized Officer

 EXHIBIT A

CERTIFICATE OF DESIGNATION
OF
JUNIOR PARTICIPATING PREFERRED STOCK, SERIES C
OF
CENTRAL PACIFIC FINANCIAL CORP.

(Pursuant to Section 414-72 of the Hawaii Business Corporation Act)

        Central Pacific Financial Corp., a corporation organized and existing under the laws of the State of Hawaii (herein referred to as the "Company"), in accordance with the provisions of Section 414-72 of the Hawaii Business Corporation Act and ARTICLE IV of the Restated Articles of Incorporation of the Company, does hereby CERTIFY:

             I.  The Restated Articles of Incorporation of the Company fixes the total number of shares of all classes of capital stock which the Company shall have the authority to issue as One hundred Eighty Six Million (186,000,000) shares, of which One Million (1,000,000) shares shall be shares of preferred stock of no par value per share ("Preferred Stock"), and One hundred Eighty Five Million (185,000,000) shares shall be shares of common stock of no par value per share ("Common Stock").

            II.  The Restated Articles of Incorporation of the Company expressly grants to the Board of Directors of the Company authority to issue, from time to time, stock of the Company at such price, and upon such terms as the Board of Directors shall determine to be in the best interests of the Corporation. The Restated Articles of Incorporation of the Company also provide that the Company shall have the power from time to time to create an additional class or additional classes of shares of capital stock with such preferences, voting powers, restrictions, and qualifications thereof as shall be fixed by the resolution authorizing the issuance thereof.

          III.  Pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company, the Board of Directors, by actions taken on November 23, 2010, duly authorized and adopted the following resolution providing for an issue of a series of its preferred stock to be designated "Junior Participating Preferred Stock, Series C".

        RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Restated Articles of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, no par value per share, of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

        SECTION 1.    DESIGNATION AND AMOUNT.    The shares of such series shall be designated as "Junior Participating Preferred Stock, Series C" (the "Series C Preferred Stock"), and the number of shares constituting the Series C Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series C Preferred Stock.

        SECTION 2.    DIVIDENDS AND DISTRIBUTIONS.

          (A)  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Stock of the Company, and of any other junior stock, shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B)  The Company shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        SECTION 3.    VOTING RIGHTS.    In addition to any other voting rights required by law, the holders of shares of Series C Preferred Stock shall have the following voting rights:

          (A)  Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B)  Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar Stock, or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

          (C)  Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        SECTION 4.    CERTAIN RESTRICTIONS.

          (A)  Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Company shall not:

              (i)  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

             (ii)  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series C Preferred; or

            (iv)  redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B)  The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        SECTION 5.    REACQUIRED SHARES.    Any shares of Series C Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of the Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation of the Company, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        SECTION 6.    LIQUIDATION, DISSOLUTION OR WINDING UP.    Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratable on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        SECTION 7.    CONSOLIDATION, MERGER, ETC.    In case the Company shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        SECTION 8.    NO REDEMPTION.    The shares of Series C Preferred Stock shall not be redeemable.

        SECTION 9.    RANK.    The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock and shall rank senior to the Common Stock as to such matters. Without limiting the generality of the foregoing, the Series C Preferred Stock shall rank junior to the Fixed Rate Cumulative Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

        SECTION 10.    AMENDMENT.    The Restated Articles of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting together as a single class.

APPENDIX B

PROTECTIVE AMENDMENT
OF
CENTRAL PACIFIC FINANCIAL CORP.
INCLUDING PROTECTIVE AMENDMENT EXTENSION

ARTICLE XI

Ownership Limit

        Section 1.    Certain Definitions.    For purposes of this Article XI, the following terms shall have the meanings indicated:

        "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose Stock would be deemed to be (i) constructively owned by such first Person, (ii) owned by a "single entity" as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or (iii) otherwise aggregated with shares owned by such first Person, in each case pursuant to the provisions of the Code, or any successor or replacement provision, and the Treasury Regulations thereunder;

        A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," and shall have "Beneficial Ownership" of, any Stocks (i) which such Person directly owns or (ii) which such Person would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an "option" pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Stock owned by any Affiliate of such Person); provided that a Person shall not be treated as "Beneficially Owning" Stock pursuant to clause (i) above to the extent that such Person does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Stock;

        "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Hawaii are authorized or obligated by law or executive order to close.

        "Close of Business" on any given date shall mean 5:00 p.m., Hawaii time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Hawaii time, on the next succeeding Business Day.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute;

        "Common Shares" when used with reference to the Corporation shall mean the shares of common stock, no par value per share, of the Corporation;

        "Exempt Person" means the Corporation, any Subsidiary (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Corporation or any Subsidiary, or any entity or trustee holding Stock to the extent organized, appointed or established by the Corporation or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement;

        "Expiration Date" means the earliest of (i) the Close of Business on the date that is the fifth (5th) anniversary of May 2, 2011, (ii) such time as the Board determines, in its sole discretion, that this Article XI is no longer necessary for the preservation of existence of the Tax Benefits and (iii) a date on which the Board determines, in its sole discretion, that this Article XI is no longer in the best interests of the Corporation and its shareholders;

        "Option" shall have the meaning set forth in Treasury Regulation § 1.382-4;

        "Person" means any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity or other entity or any group of Persons making a "coordinated acquisition" of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity;

        "Prohibited Transfer" means any purported transfer of Stock to the extent that such transfer is prohibited under this Article XI;

        "Public Group" has the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13);

        "Stock" means Common Shares and any other interest that would be treated as "stock" of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18);

        "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person;

        "Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to "net unrealized built-in loss" within the meaning of Section 382 of the Code and the treasury regulations promulgated thereunder, of the Corporation or any direct or indirect subsidiary thereof;

        "Threshold Holder" means any Person who or which, together with all Affiliates of such Person, shall be the Beneficial Owner of 4.99% or more of (i) the Common Shares then outstanding or (ii) any class of Stock (other than Common Shares) then outstanding;

        "transfer" means any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Beneficial Ownership of any Person, including, without limitation, the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)), but shall not include (A) the creation or grant of an option by the Corporation, or (B) the issuance of Stock by the Corporation;

        "transferee" means any Person to whom any Stock is transferred; and

        "U.S. Government" means any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States or any instrumentality or agency thereof.

        Section 2.    Transfer Restrictions.    Solely for the purpose of permitting the utilization of the Tax Benefits to which the Corporation (or any other member of the consolidated group of which the Corporation is common parent for federal income tax purposes) is or may be entitled pursuant to the Code and the regulations thereunder, from and after    •    , 2011 until the Expiration Date, no Person (including for the avoidance of doubt the U.S. Government) other than the Corporation shall, except as provided in Section 3(a) below, transfer to any Person, other than the U.S. Government and any Exempt Person, any direct or indirect interest in any Stock or Options to acquire Stock to the extent that such transfer, if effective, would cause the transferee or any other Person to become a Threshold Holder, or would cause the Beneficial Ownership of a Threshold Holder to increase.

        Section 3.    Permitted Transfers.

          (a)   Any transfer that would otherwise be prohibited pursuant to Section 2 of this Article XI shall nonetheless be permitted if (i) the transfer is to a Public Group (including a new Public

  Group created under Treasury Regulation Section 1.382-2T(j)(3)(i), (ii) prior to such transfer being consummated (or, in the case of an involuntary transfer, as soon as practicable after the transaction is consummated), the Board of Directors, in its sole discretion, approves the transfer (such approval may relate to a transfer or series of identified transfers), (iii) such transfer is pursuant to any transaction, including, but not limited to, a merger or consolidation, in which all holders of Stock receive, or are offered the same opportunity to receive, cash or other consideration for all such Stock, and upon the consummation of which the acquiror will own at least a majority of the outstanding shares of Stock or (iv) such transfer is a transfer by the Corporation to an underwriter or placement agent for distribution in a public offering, whether registered or conducted pursuant to an exception from registration; provided, however, that transfers by such underwriter or placement agent to purchasers in such offering remain subject to this Article XI. In determining whether to approve a proposed transfer pursuant to (ii) of this subparagraph (a), the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the transfer will not result in the application of any limitation pursuant to Section 382 of the Code on the use of the Tax Benefits.

          (b)   The Board of Directors may exercise the authority granted by this Section 3 through duly authorized officers or agents of the Corporation. The Board of Directors may establish a committee to determine whether to approve a proposed transfer or for any other purpose relating to this Article XI. As a condition to the Corporation's consideration of a request to approve a proposed transfer, the Board of Directors may require the transferor and/or transferee to reimburse or agree to reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to such proposed transfer, including, without limitation, the Corporation's costs and expenses incurred in determining whether to authorize such proposed transfer.

        Section 4.    Treatment of Prohibited Transfers.    Unless the transfer is permitted as provided in Section 3 of this Article XI, any attempted transfer of Stock or Options in excess of the Stock or Options that could be transferred to the transferee without restriction under Section 2 of this Article XI shall not be effective to transfer ownership of such excess Stock or Options (the "Prohibited Shares") to the purported acquiror thereof (the "Purported Acquiror"), who shall not be entitled to any rights as a shareholder of the Corporation with respect to such Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto).

          (a)   Upon demand by the Corporation, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to any Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to such Person as the Corporation shall designate to act as transfer agent for such Prohibited Shares (the "Agent"). If the Purported Acquiror has sold any Prohibited Shares to an unrelated party in an arm's-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold such Prohibited Shares for the Agent, and in lieu of transferring such Prohibited Shares (and Prohibited Distributions with respect thereto) to the Agent shall transfer to the Agent any such Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of such Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to subparagraph (b) below if such Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of Prohibited Shares by the Purported Acquiror other than a transfer described in one of the first two sentences of this subparagraph (a) shall not be effective to transfer any ownership of such Prohibited Shares.

          (b)   The Agent shall sell in one or more arm's-length transactions (through the New York Stock Exchange, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, provided, however, that any such sale must not constitute a Prohibited Transfer and provided further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Stock or otherwise would adversely affect the value of the Stock. The proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, shall be used to pay the expenses of the Agent in connection with its duties under this Section 4 with respect to such Prohibited Shares, and the remainder shall be allocated to the Purported Acquiror up to the following amount: (i) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for such Prohibited Shares, and (ii) where the purported transfer of Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported transfer, the fair market value (as determined in good faith by the Board of Directors) of such Prohibited Shares at the time of such purported transfer. Subject to the succeeding provisions of this subparagraph, any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be transferred to an entity described in Section 501(c)(3) of the Code and selected by the Board of Directors or its designee; provided, however, that if the Prohibited Shares (including any Prohibited Shares arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent Beneficial Ownership of 4.99% or greater, then any such remaining amounts to the extent attributable to the disposition of the portion of such Prohibited Shares exceeding 4.98% of the outstanding Stock shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. In no event shall any such amounts described in the preceding sentence inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in connection with its duties under this Section 4 with respect to the related Prohibited Shares. Notwithstanding anything in this Article XI to the contrary, the Corporation shall at all times be entitled to make application to any court of equitable jurisdiction within the State of Hawaii for an adjudication of the respective rights and interests of any Person in and to any Sale Proceeds, Resale Proceeds and Prohibited Distributions pursuant to this Article XI and applicable law and for leave to pay such amounts into such court.

          (c)   Within thirty (30) business days of learning of a purported transfer of Prohibited Shares to a Purported Acquiror, the Corporation through its Secretary may demand that the Purported Acquiror surrender to the Agent the certificates or other evidence representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror the Corporation may institute legal proceedings to compel such transfer; provided, however, that nothing in this paragraph (c) shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the Corporation to act within the time periods set out in this paragraph (c) shall not constitute a waiver of any right of the Corporation to compel any transfer required by subparagraph (a) of this Section 4.

          (d)   Upon a determination by the Corporation that there has been or is threatened a purported transfer of Prohibited Shares to a Purported Acquiror, the Corporation may take such action in addition to any action permitted by the preceding paragraph as it deems advisable to give effect to the provisions of this Article XI, including, without limitation, refusing to give effect on the books of this Corporation to such purported transfer or instituting proceedings to enjoin such purported transfer. If the Corporation refuses to give effect on the books to a purported transfer, the Purported Acquiror of such a transfer of Prohibited Shares shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Prohibited Shares and the Purported Acquiror shall not be entitled with respect to such Prohibited Shares to any rights of shareholders of the Corporation, including without limitation, the right to vote such Prohibited Shares and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Prohibited Shares shall be deemed to remain with the transferor unless and until the Prohibited Shares are transferred to the Agent pursuant to subparagraph (a) of this Section 4 or until an approval is obtained pursuant to Section 3.

        Section 5.    Liability.    To the fullest extent permitted by law, any Person subject to the provisions of this Article XI who knowingly violates the provisions of this Article XI and any other Persons controlling, controlled by or under common control with such Person shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation's ability to utilize its Tax Benefits, and attorneys' and auditors' fees incurred in connection with such violation.

        Section 6.    Transferee Information.    The Corporation may require as a condition to the approval of the transfer of any shares of its Stock or Options to acquire Stock pursuant to this Article XI that the proposed transferee furnish to the Corporation all information reasonably requested by the Corporation and reasonably available to the proposed transferee and its Affiliates with respect to the direct or indirect ownership interests of the proposed transferee (and of Persons to whom ownership interests of the proposed transferee would be attributed for purposes of Section 382 of the Code) in Stock or Options.

        Section 7.    Legend on Certificates.    All certificates or direct registration account statements evidencing ownership of shares of Stock that are subject to the restrictions on transfer contained in this Article XI shall bear a conspicuous legend referencing the restrictions set forth in this Article XI as follows:

        "THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED (THE "CERTIFICATE OF INCORPORATION"), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE "BOARD OF DIRECTORS") IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER THE PROHIBITED SHARES (AS DEFINED IN THE RESTATED ARTICLES OF INCORPORATION) TO THE CORPORATION'S AGENT. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE RESTATED ARTICLES OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS."

        Section 8.    Board Authority.

          (a)   The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article XI, including, without limitation, the identification of Threshold Holders with respect to the Corporation within the meaning of Section 382 of the Code and the regulations thereunder; the ownership shifts, within the meaning of Section 382 of the Code, that have previously taken place; the magnitude of the ownership shift that would result from the proposed transaction; the effect of any reasonably foreseeable transactions by the Corporation or any other Person (including any transfer of Stock or Options that the Corporation has no power to prevent, without regard to any knowledge on the part of the Corporation as to the likelihood of such transfer); the possible effects of an ownership change within the meaning of Section 382 of the Code and any other matters which the Board of Directors determines to be relevant. Moreover, the Corporation and the Board of Directors shall be entitled to rely in good faith upon the information, opinions, reports or statements of the executive officers of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers, and other employees and agents in making the determinations and findings contemplated by this Article XI to the fullest extent permitted by law. Any determination by the Board of Directors pursuant to this Article XI shall be conclusive.

          (b)   Nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary in order to prevent an ownership change for purposes of Section 382 of the Code, this Article XI shall be amended consistent with such change in law, by written resolution of the Board of Directors and without any further action by the shareholders of the Corporation, to (i) modify the ownership interest percentage in the definition of Threshold Holder, (ii) modify the definitions of any terms set forth in this Article XI or (iii) modify the terms of this Article XI as appropriate, in each case as such change in law is interpreted by the Board of Directors. Shareholders of the Corporation shall be notified of such modification through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

          (c)   In the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XI requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XI.

        Section 9.    Severability.    If any provision of this Article XI or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

        Section 10.    Benefits of Article XI.    Nothing in this Article XI shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the Corporation and the Agent.

The Board of Directors Recommends a Vote FOR Items 1 through 5. 1. Election of 01 Alvaro J. Aguirre 06 Paul J. Kosasa ¦ Vote FOR ¦ Vote WITHHELD directors: 02 James F. Burr 07 Duane K. Kurisu all nominees from all nominees 03 Christine H. H. Camp 08 Colbert M. Matsumoto (except as marked) 04 John C. Dean 09 Crystal K. Rose 05 Earl E. Fry (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. ¦ For ¦ Against ¦ Abstain 3. Executive Compensation. To consider an advisory (non-binding) proposal to approve the compensation of the Company’s executive officers. ¦ For ¦ Against ¦ Abstain 4. Extension of Tax Benefits Preservation Plan. To ratify a two-year extension (until February 18, 2016) of the Company’s Tax Benefits Preservation Plan (non-binding), to continue to protect against a possible limitation on the Company’s ability to use certain tax assets (such as net operating loss carryforwards) to offset future income. ¦ For ¦ Against ¦ Abstain 5. Amendment of Articles of Incorporation. To approve a two-year extension (until May 2, 2016) of a protective amendment to the Company’s Restated Articles of Incorporation to restrict certain transfers of stock in order to continue to preserve the tax treatment of the Company’s net operating losses and certain unrealized tax losses. ¦ For ¦ Against ¦ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: ¦ Shareowner Services P.O. Box 64945 CENTRAL PACIFIC FINANCIAL CORP. St. Paul, MN 55164-0945

CENTRAL PACIFIC FINANCIAL CORP. ANNUAL MEETING OF STOCKHOLDERS Friday, April 25, 2014 11:00 a.m. Harbor Square 4th Floor, Waikiki Room 700 Richards Street Honolulu, Hawaii 96813 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 25, 2014. Central Pacific Financial Corp.’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at https://www.centralpacificbank.com/2014proxy. Central Pacific Financial Corp. 220 South King Street CENTRAL PACIFIC FINANCIAL CORP. Honolulu, Hawaii 96813 Voting Instructions to Trustee I hereby direct the Vanguard Fiduciary Trust Company, as Trustee of the Central Pacific Bank 401(k) Retirement Savings Plan (the “Plan”), to vote at the Annual Meeting of Shareholders of Central Pacific Financial Corp. (the “Company”) as indicated on the reverse side of this card, all shares allocated to my account in the Plan. The Trustee will vote these shares as I direct. If no direction is given to the Trustee, the Plan’s Trustee will vote my shares held in the Plan in the same proportion as votes received from other participants in the Plan. This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. I understand this card must be returned to the Trustee by 4:00 p.m. Central Time on April 22, 2014 if my voting instructions are to be honored. If it is not received by the Trustee, or if it is received but the voting instructions are invalid, the shares of stock with respect to which I could have directed the Trustee shall be voted by the Trustee in accordance with the terms of the Plan. The Trustee is hereby directed to vote as indicated on the following proposals which are more fully described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET PHONE MAIL www.proxypush.com/cpf 1-866-883-3382 Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 11:59 p.m. (CT) on vote your proxy until 11:59 p.m. postage-paid envelope provided. April 22, 2014. (CT) on April 22, 2014. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

The Board of Directors Recommends a Vote FOR Items 1 through 5. 1. Election of 01 Alvaro J. Aguirre 06 Paul J. Kosasa ¦ Vote FOR ¦ Vote WITHHELD directors: 02 James F. Burr 07 Duane K. Kurisu all nominees from all nominees 03 Christine H. H. Camp 08 Colbert M. Matsumoto (except as marked) 04 John C. Dean 09 Crystal K. Rose 05 Earl E. Fry (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. ¦ For ¦ Against ¦ Abstain 3. Executive Compensation. To consider an advisory (non-binding) proposal to approve the compensation of the Company’s executive officers. ¦ For ¦ Against ¦ Abstain 4. Extension of Tax Benefits Preservation Plan. To ratify a two-year extension (until February 18, 2016) of the Company’s Tax Benefits Preservation Plan (non-binding), to continue to protect against a possible limitation on the Company’s ability to use certain tax assets (such as net operating loss carryforwards) to offset future income. ¦ For ¦ Against ¦ Abstain 5. Amendment of Articles of Incorporation. To approve a two-year extension (until May 2, 2016) of a protective amendment to the Company’s Restated Articles of Incorporation to restrict certain transfers of stock in order to continue to preserve the tax treatment of the Company’s net operating losses and certain unrealized tax losses. ¦ For ¦ Against ¦ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: ¦ Shareowner Services P.O. Box 64945 CENTRAL PACIFIC FINANCIAL CORP. St. Paul, MN 55164-0945

CENTRAL PACIFIC FINANCIAL CORP. ANNUAL MEETING OF STOCKHOLDERS Friday, April 25, 2014 11:00 a.m. Harbor Square 4th Floor, Waikiki Room 700 Richards Street Honolulu, Hawaii 96813 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 25, 2014. Central Pacific Financial Corp.’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at https://www.centralpacificbank.com/2014proxy. Central Pacific Financial Corp. 220 South King Street CENTRAL PACIFIC FINANCIAL CORP. Honolulu, Hawaii 96813 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 25, 2014. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1 through 5. By signing the proxy, you revoke all prior proxies and appoint Glenn K.C. Ching, and Christine Daleiden, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET PHONE MAIL www.proxypush.com/cpf 1-866-883-3382 Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 11:59 p.m. (CT) on vote your proxy until 11:59 p.m. postage-paid envelope provided. April 24, 2014. (CT) on April 24, 2014. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

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CENTRAL PACIFIC FINANCIAL CORP. 220 South King Street Honolulu, Hawaii 96813 (808) 544-0500 PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS APRIL 25, 2014
INTRODUCTION
ELECTION OF DIRECTORS
The Board recommends a vote "FOR" each of the Board nominees for director. DIRECTORS' AND EXECUTIVE OFFICERS' INFORMATION
CORPORATE GOVERNANCE AND BOARD MATTERS
REPORT OF THE AUDIT COMMITTEE
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation & Incentive Arrangements Reviewed
GRANTS OF PLAN-BASED AWARDS
Accelerated Vesting of Equity Awards(1)
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
PROPOSAL 4 RATIFICATION OF TAX BENEFITS PRESERVATION PLAN EXTENSION
PROPOSAL 5 APPROVAL OF EXTENSION OF A PROTECTIVE AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO RESTRICT CERTAIN TRANSFERS OF STOCK IN ORDER TO PRESERVE THE TAX TREATMENT OF NET OPERATING LOSSES AND CERTAIN UNREALIZED TAX BENEFITS
PROPOSALS OF SHAREHOLDERS
OTHER BUSINESS
APPENDIX A CENTRAL PACIFIC FINANCIAL CORP. and WELLS FARGO BANK, National association tax benefits preservation plan Dated as of November 23, 2010 As Amended on January 31, 2014 TAX BENEFITS PRESERVATION PLAN
EXHIBIT A CERTIFICATE OF DESIGNATION OF JUNIOR PARTICIPATING PREFERRED STOCK, SERIES C OF CENTRAL PACIFIC FINANCIAL CORP.
APPENDIX B
PROTECTIVE AMENDMENT OF CENTRAL PACIFIC FINANCIAL CORP. INCLUDING PROTECTIVE AMENDMENT EXTENSION
ARTICLE XI Ownership Limit